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                                                                Exibit 10.42

                                CREDIT AGREEMENT

                           Dated as of April 15, 1997

          CITIZENS CENTURY CABLE TELEVISION VENTURE, a joint venture organized under the laws of Delaware ("Borrower"), SOCIETE GENERALE, NEW YORK BRANCH, as agent (the "Agent") for the financial institutions (the "Lenders") listed on the signature pages hereof, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Syndication Agent"), CORESTATES BANK, N.A., THE FIRST NATIONAL BANK OF BOSTON, LTCB TRUST COMPANY and PNC BANK, NATIONAL ASSOCIATION, as co-agents (the "Co-Agents"), and the Lenders agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

          "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

          "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

          "Additional Unsecured Debt" has the meaning specified in Section 5.02(b)(viii).

          "Advance" means an A Advance or a B Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling, "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.




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          "Agent" has the meaning specified in the recital of parties to this
Agreement.

          "Agreement" means this Credit Agreement.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such B Advance.

          "Approved Acquisition" means any acquisition, approved by the Majority Lenders, of cable television assets or 100% of the ownership interests of a company or other Person that owns, directly or through one or more other wholly owned companies or other Persons, all or substantially all of such assets.

          "Approved Company" means a company or other Person whose cable television assets or ownership interests will be acquired in an Approved Acquisition.

          "Asset EBIDT" has the meaning specified in Section 5.02(e).

          "Asset Purchase Agreements" means the Jones Oxnard Asset Purchase Agreement, the Jones Walnut Asset Purchase Agreement and the Jones Yorba Linda Asset Purchase Agreement.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit H.

          "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

          "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

          "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

          "B Reduction" has the meaning specified in Section 2.01.

          "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time,





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which rate per annum shall at all times be equal to the higher of:

                    (a) the rate of interest from time to time announced by Societe Generale in New York, New York, as its prime rate (which announced rate is not necessarily the lowest rate offered by Societe Generale, and any other extension of credit by Societe Generale may be at rates above, below or at such announced rate); and

                    (b) 1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means an A Advance which bears interest as provided in Section 2.07(a)(i).

          "Basic Subscribers" means Subscribers to whom no separate charge in addition to that paid by all Subscribers is assessed for any particular programming and Subscribers to a group of channels of programming which are not offered individually to Subscribers; provided that, in the case of a multiple-unit building, the number of Basic Subscribers shall be computed by dividing the monthly revenues derived from such services to such building by the prevailing basic rate charged for such services to Subscribers in single-unit buildings.

          "Borrower" has the meaning specified in the recital of parties to this Agreement.

          "Borrowing" means an A Borrowing or a B Borrowing.

          "Business Day" means a day of the year on which commercial banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Lease" means a lease which shall have been, or should be, in accordance with generally accepted accounting principles, recorded as a capital lease.

          "Century Communications" means Century Communications Corp., a New Jersey corporation.

          "Century Telecommunications" means Century Telecommunications Venture Corp., a Delaware corporation.

          "Century/Texas" means Century Communications Corp., a Texas corporation.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

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          "Citizens Cable" means Citizens Cable Company, a Delaware corporation.

          "Citizens Utilities" means Citizens Utilities Co., a Delaware corporation.

          "Commercial Paper" means one or more unsecured instruments of indebtedness issued from time to time by the Borrower having a maturity of 270 days or less and denominated in Dollars (including euronotes, eurobonds, domestic notes, domestic bonds and other types of commercial paper).

          "Commitment" has the meaning specified in Section 2.01.

          "Consolidated" refers to the consolidation of accounts of the Borrower with the accounts of its Subsidiaries, all in accordance with generally accepted accounting principles, including principles of consolidation consistent with those applied in the preparation of consolidated financial statements of the Borrower.

          "Converts", "Conversion" and "Converted" each refers to a conversion of A Advances of one Type into A Advances of another Type pursuant to Section 2.08, 2.09, 2.11 or 2.12.

          "Debt" of any Person means (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss,
(ii) obligations evidenced by bonds, debentures, notes or other similar instruments, including, but not limited to, Commercial Paper, (iii) obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (iv) obligations as lessee under Capital Leases or Synthetic Leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above; provided that Debt shall not include (x) trade accounts payable unless payment thereof has been deferred by agreement beyond the customary period in the industry or (y) obligations under Hedging Agreements or guaranties of such obligations.

          "Debt Service" means, for any period and for any Debt, the sum of all amounts payable (whether or not actually paid) during such period by the Borrower and its Subsidiaries to any other Person on account of (a) principal of such Debt (including the principal component of Capital Lease and Synthetic Lease payments and trade accounts payable with respect to which payment has been deferred by agreement beyond the customary period in the industry but excluding amounts which the Borrower has a right to reborrow at the time such amount is payable under this Agreement



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or a comparable revolving credit agreement, as the case may be, amounts payable under Section 2.11(b) and amounts required to be paid as the result of an optional election to pay on the part of the obligor of any Debt) and (b) interest on, or commitment, letter of credit, agency or other fees with respect to, such Debt.

          "Deferred Amount" has the meaning specified in Section 2.10(b)(ii).

          "Dollars" and "$" means lawful money of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "EBIDT" means, for any period, the sum of the Consolidated net income or loss for such period, excluding gains or losses from extraordinary items, of the Borrower and its Subsidiaries plus the sum of interest expense, depreciation and amortization expense and provision for income taxes to the extent deducted in computing such net income or loss (but excluding from the calculation of such Consolidated net income or loss, (i) that percentage of the accounts of each Minority Entity equal to the percentage ownership interest of such Minority Entity which is not owned by the Borrower or any of its Subsidiaries and (ii) interest income and interest expense in respect of any advance made by the Borrower to any such Subsidiary, by any such Subsidiary to the Borrower, by any such Subsidiary to any other Subsidiary of the Borrower or by the Borrower to the Parent Companies). Amounts that become payable under Section 2.11(b) shall not be included in calculating EBIDT except, to the extent actually paid, for the purposes of Section 2.10. In computing EBIDT for any period, the following conventions shall be applied:

          (i) If the Borrower or any of its Subsidiaries has made an acquisition permitted by Section 5.02(f)(i) or 5.02(f)(ii) during any Fiscal Period for which EBIDT is to be computed (or, solely for purposes of calculating EBIDT in determining the Rate Ratio, during the period from the last day of the Fiscal Period for which EBIDT is to be computed to and including the date as of which the Rate Ratio is being calculated), then EBIDT shall be computed as if such system had been owned by the Borrower or such Subsidiary throughout such Fiscal Period. Each computation of EBIDT for such system shall be based on the following financial statements to the extent available on the date on which the computation is made:

                    (a) the most recent Qualified annual statements of operations and cash flows for such system, or


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                    (b) if such annual statements are not available, the
          statements described in (I) or (II) below, whichever is applicable, annualized for such Fiscal Period,

                         (I) the most recent Qualified statements of operations
               and cash flows for such system, if such statements cover at least three consecutive months out of the twelve months preceding the date as of which EBIDT is to be computed, or

                         (II) if none of the foregoing statements is available,
               pro forma statements of the operations and cash flows of such system for the then most recent Fiscal Period prepared by the Borrower so as to be Qualified and otherwise reasonably satisfactory to the Majority Lenders, where the term "Qualified" means financial statements which reflect the expenses and income of such system in a manner consistent with that used in financial reports of the Borrower for systems it has then been operating for at least one Fiscal Period.

          (ii) If the Borrower or any of its Subsidiaries has sold or otherwise disposed of any cable television system during any Fiscal Quarter or Fiscal Period for which EBIDT is to be computed (or, solely for purposes of calculating EBIDT in determining the Rate Ratio, during the period from the last day of any such Fiscal Period to and including the date as of which the Rate Ratio is being calculated), EBIDT shall be computed as if such system had not been owned by the Borrower or such Subsidiary during any part of such Fiscal Quarter or Fiscal Period, as the case may be.

          "Effective Date" means the earliest date on which all of the conditions precedent set forth in Section 3.01 shall have been satisfied.

          "Eligible Assignee" means a Person (a) (i) that is (A) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (B) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States or another country which is also a member of OECD; or (C) a Lender or an Affiliate of any Lender immediately prior to an assignment and (ii) whose long-term public senior debt securities are rated at least "BBB-" by Standard & Poor's, a division of McGraw-Hill, Inc., or at least "Baa3" by Moody's Investors Service, Inc.; or (b) that is approved by the Borrower, the Agent and the Lenders (each of which approvals shall not be unreasonably withheld).



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          "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or Hazardous Materials, including CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.

          "ERISA Event" means, with respect to any Person, (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of


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ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its
ERISA Affiliates requiring the provision of security to such Plan, pursuant to
Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of the Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Bank two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

          "Eurodollar Rate Advance" means an A Advance which bears interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency


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Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Excess Cash Flow" means, for any Fiscal Quarter, the amount by which

           (i)  EBIDT for such Fiscal Quarter exceeds

           (ii) the sum of

                    (A) the Consolidated amount of all interest expense paid to third parties by the Borrower and its Subsidiaries during such Fiscal Quarter on account of Debt,

                    (B) the Consolidated amount of all income taxes paid by the Borrower and its Subsidiaries during such Fiscal Quarter,

                    (C) the Consolidated amount of all principal amounts required to be paid by the Borrower and its Subsidiaries during such Fiscal Quarter with respect to Debt of the Borrower and its Subsidiaries, and

                    (D) the amount equal to the capital expenditures made by the Borrower and its Subsidiaries for such Fiscal Quarter.

          "Excess Cash Flow Surplus" means, with respect to any Fiscal Quarter that ends after the Termination Date, that portion of Excess Cash Flow for the immediately preceding Fiscal Quarter which remains after the Borrower has either
(i) made the prepayment required by Section 2.10(b)(ii) in respect of Excess Cash Flow for such immediately preceding Fiscal Quarter or (ii) if, pursuant to the proviso contained in Section 2.10(b)(ii), the Borrower's obligation to make such prepayment has been deferred, reserved amounts equal to the prepayment the Borrower would otherwise have made in respect of Excess Cash Flow for such immediately preceding Fiscal Quarter pursuant to such Section 2.10(b)(ii).

          "FCC" means the Federal Communications Commission.

          "Federal Bankruptcy Code" means title I of the Bankruptcy Reform Act of 1978, Pub. L. No. 95-598, 92 Stat. 2549 (1978), as amended, and as set forth in sections 101 et seq. of title 11, United States Code, and any succeeding statute.

          "Federal Funds Rate" means, for any period, a


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fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means, as to any Person, the chief executive officer, the chief financial officer, the treasurer or the controller of that Person.

          "Fiscal Period" means the period of four consecutive Fiscal Quarters ended on the last day of March, June, September or December, as the case may be.

          "Fiscal Quarter" means the period of three calendar months ending on the last day of March, June, September or December, as the case may be.

          "Fiscal Year" means the period from and including January 1 of any calendar year to and including December 31 of such calendar year (made up of four Fiscal Quarters), and when followed by the designation of a year shall mean such period ending on December 31 of such year.

          "Foreign Subsidiary" shall mean any Subsidiary of any Person that is incorporated or organized under the laws of any jurisdiction other than the United States or any state thereof, the U.S. Virgin Islands or Puerto Rico and does substantially all of its business outside the United States, the U.S. Virgin Islands or Puerto Rico.

          "Franchise" shall mean a franchise, license, authorization or right to construct, own, operate, promote, extend and/or otherwise exploit any cable television system, television station or radio station operated or to be operated by the Borrower or any of its Subsidiaries granted by the FCC (or any successor agency of the federal government) or any state, county, city, town, village or other local Governmental Person.

          "Governmental Approvals" means any authorization, consent, approval, license, franchise, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Person.

          "Governmental Person" means any national (Federal or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body or entity, including the PBGC, Federal Deposit Insurance Corporation, the



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Comptroller of the Currency, the Board of Governors of the Federal Reserve
System, any central bank or any comparable authority.

          "Governmental Rules" means any law, rule, regulation, ordinance, order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Person.

          "Guarantee Agreement" means that certain Guarantee Agreement made by each of the Borrower's Subsidiaries in favor of the Agent in substantially the form of Exhibit C.

          "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Intercompany Debt" means Debt owing (i) by any Subsidiary of the Borrower to the Borrower or to any other Subsidiaries of the Borrower and (ii) by the Borrower to a Subsidiary of the Borrower.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same A Borrowing, the period commencing on the date of such A Advance or the date of the Conversion of any A Advance into such an A Advance and ending on the last day of the period selected by the Borrower and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or, if offered by all Lenders, nine or twelve months, in each case as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                    (i) the Borrower may not select any Interest Period


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          which ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate unpaid principal amount of Base Rate Advances and Advances having Interest Periods which end on or prior to such principal repayment installment date shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

                    (ii) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration; and

                    (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Interim Certificate" has the meaning specified in Section 2.07(c).

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, joint venture or partnership interest, asset (other than purchases or other acquisitions from vendors of operating assets of such Person in the ordinary course of business), warrant, right, option, obligation or other security of such Person, any capital contribution to such Person or any other investment in such Person, including any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (v) of the definition of "Debt" in respect of such Person.

          "Jones Acquisitions" means the Jones Oxnard Acquisition, the Jones Walnut Acquisition and the Jones Yorba Linda Acquisition.

          "Jones Acquisition Price" means (a) in the case of the Jones Oxnard Acquisition, $70,507,314, (b) in the case of the Jones Walnut Acquisition, $33,492,686 and (c) in the case of the Jones Yorba Linda Acquisition, $36,000,000, subject, in each case, to the adjustments provided for in the Asset Purchase Agreements.

          "Jones Growth" means Jones Growth Partners II L.P., a Colorado limited partnership.

          "Jones Intercable" means Jones Intercable, Inc., a Colorado corporation.

          "Jones Oxnard Acquisition" means the acquisition of



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certain cable television assets of Jones Intercable in Oxnard, California and certain surrounding areas pursuant to the terms of the Jones Oxnard Asset Purchase Agreement.

          "Jones Oxnard Asset Purchase Agreement" means that certain Asset Purchase Agreement dated August 16, 1996 between Jones Intercable and the Borrower (by assignment from Century Communications dated September 1, 1996) with respect to the Jones Oxnard Acquisition.

          "Jones Properties" means the cable television assets to be purchased by the Borrower pursuant to the Asset Purchase Agreements.

          "Jones Walnut Acquisition" means the acquisition of certain cable television assets of Jones Intercable in Walnut, California and certain surrounding areas pursuant to the terms of the Jones Walnut Asset Purchase Agreement.

          "Jones Walnut Asset Purchase Agreement" means that certain Asset Purchase Agreement dated August 16, 1996 between Jones Intercable and the Borrower (by assignment from Century Communications dated September 1, 1996) with respect to the Jones Walnut Acquisition.

          "Jones Yorba Linda Acquisition" means the acquisition of certain cable television assets of Jones Growth in Yorba Linda, California and certain surrounding areas pursuant to the terms of the Jones Yorba Linda Asset Purchase Agreement.

          "Jones Yorba Linda Asset Purchase Agreement" means that certain Asset Purchase Agreement dated August 16, 1996 between Jones Intercable, Jones Growth and the Borrower (by assignment from Century Communications dated September 1,
1996) with respect to the Jones Yorba Linda Acquisition.

          "Lender Agents" means the Agent, the Syndication Agent and each of the Co-Agents.

          "Lenders" means the lenders listed on Schedule II under the caption "LENDERS" and each Eligible Assignee that shall become a party hereto after the Effective Date pursuant to Section 8.07.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor, any lien or security interest created in connection with a sale/leaseback transaction and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means this Agreement, the Notes, the Guarantee Agreement and the Negative Pledge Agreements.


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


          "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the A Notes held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

          "Management Agreement" means the Management Agreement dated as of September 22, 1994 between Century/Texas and the Borrower.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under any Loan Document or (c) the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party.

          "Minority Entity" means any corporation less than 50% of the Voting Rights of which corporation are at the time directly or indirectly owned by the Borrower, by the Borrower and one or more of its Subsidiaries, or by one or more other Subsidiaries.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

          "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Negative Pledge Agreements" means those certain Negative Pledge Agreements made by each of the Venturers, Century/Texas and the Parent Companies in favor of the Agent in substantially the form of Exhibit D.

          "Net Cash Proceeds" means, with respect to any sale,


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lease, transfer or other disposition of any asset or the sale, issuance or incurrence of any Additional Unsecured Debt, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, rating agency fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the Person making such payment (other than payments made to a director of any Person in his capacity as a member or partner of a law firm or partnership rendering legal services to such Person; provided that the terms of such compensation are fair and reasonable and no less favorable to such Person than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate) and are properly attributable to such transaction or to the asset that is the subject thereof.

          "Note" means an A Note or a B Note.

          "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of B Borrowing" has the meaning specified in Section
2.03(a)(i).

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(g). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under the Loan Documents and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

          "Obligors" means, collectively, the Borrower, the Subsidiaries of the Borrower, the Venturers, Century/Texas and the Parent Companies.

          "Parent Companies" means Century Communications and


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Citizens Utilities.

          "Pay TV Units" means the aggregate number of premium or pay television services to which Subscribers subscribe.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Cable System" means (i) any one or more of the cable television systems listed on Schedule 6.01(c), including, but not limited to, all of the property, real or personal, tangible or intangible (including, but not limited to, all Franchises), owned or used in connection with the operation of such system or (ii) capital stock representing 100% of the Voting Rights of one or more corporations owning any one or more of such cable television systems; provided that at the time of contribution of any such system or capital stock to the Borrower pursuant to Section 6.01(c), such system (i) operates under a valid Franchise (or under other authority reasonably acceptable to the Majority Lenders) which shall be duly assigned to the Borrower or a Subsidiary of the Borrower at the time of such contribution and for which assignment all necessary governmental consents and approvals shall have been duly obtained and be in full force and effect, (ii) has suffered no material adverse change in its business, condition (financial or otherwise), operations, performance or properties since the Effective Date and (iii) prior to such contribution is owned by one or more Persons other than the Borrower or any of its Subsidiaries; and provided further that prior to the contribution of any such system or capital stock to the Borrower, the Borrower shall have delivered to the Agent and the Lenders such information as shall have been reasonably requested by any Lender through the Agent as being necessary to the Agent's and the Lenders' determination of compliance with the foregoing conditions to contribution, including the most recent Qualified statements of operations and cash flows or other financial statements of such system. For the purposes of this definition, the term "Qualified" means financial statements which reflect the expenses and income of such system in a manner consistent with that used in financial reports of the Borrower for systems it has then been operating for at least one Fiscal Period.

          "Person" means an individual, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, partnership, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Pro-Forma Debt Service Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (i) EBIDT of the Borrower and its Subsidiaries for the four consecutive Fiscal Quarters just ended less the aggregate amount of taxes paid by any of them during such four Fiscal Quarters to (ii) the sum of (A) projected



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interest expense of the Borrower and its Subsidiaries for the succeeding four
Fiscal Quarters (calculated using the weighted average of interest rates at the time of calculation and at the principal outstanding at the time of calculation after giving effect to any scheduled payments of principal during such four Fiscal Quarters) plus (B) the aggregate principal amounts of all Debt required to be paid during the same succeeding four Fiscal Quarters by the Borrower and its Subsidiaries.

          "Ratable Amount" has the meaning specified in Section 2.10(b)(iv).

          "Rate Ratio" means, as of any date, the ratio of

                   (a)  Total Debt as of such date to

                   (b) EBIDT for the most recent Fiscal Period which ends on or before such date.

          "Reference Bank" means Societe Generale.

          "Register" has the meaning specified in Section 8.07(c).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System.

          "Reserve Amount" means (a) if all of the Jones Acquisitions have been consummated, $0 or (b) if fewer than all of the Jones Acquisitions have been consummated, $140,000,000 less the sum of (i) the amount that has been paid to consummate the Jones Acquisitions that have been so consummated, and (ii) the amount that has been paid to consummate each Approved Acquisition.

          "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities (including liabilities on all claims, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and


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pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in each respective industry in which such Person is engaged; it being understood that in applying the foregoing criteria in respect of any Person:

          (i) the value of the property and assets of such Person includes the value of its interest in its Subsidiaries and any rights to contribution (whether by equity or loan) from any of its Affiliates, and

         (ii) its ability to pay its debts and liabilities may be measured by reference to, among other things, amounts received or to be received in respect of any such property or assets.

          "Subscriber" means a Person who subscribes to one or more of the cable television services of (i) the Borrower or (ii) any Subsidiary of the Borrower and includes both Basic Subscribers and Persons who subscribe to Pay TV Units, but excludes each such Person whose account is more than 90 days past due.

          "Subsidiary" means any corporation 50% or more of the Voting Rights of which corporation are at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries of the Borrower.

          "Synthetic Lease" means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under generally accepted accounting principles as lessee of a lease which is not a Capital Lease and accounts for its interest in the property covered thereby for federal income tax purposes as the owner.

          "Termination Date" means April 15, 2000 or the earlier date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

          "Total Debt" means, as of any date, the Consolidated Debt of the Borrower and its Subsidiaries, including Capital Leases and Synthetic Leases, guaranties and obligations with respect to letters of credit and trade accounts payable for which payment has been deferred by agreement beyond the customary period in the industry.

          "Unsecured Debt Documents" means the agreement or


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


agreements pursuant to which the Borrower shall sell, issue or incur
Additional Unsecured Debt, together with all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected with the sale, issuance or incurrence of Additional Unsecured Debt of the Borrower or any of the transactions contemplated thereby, as such agreements, documents, certificates and instruments may be amended, supplemented or otherwise modified from time to time.

          "Venturers" means Century Telecommunications and Citizens Cable.

          "Voting Rights" means, as to any corporation, ordinary voting power (whether associated with outstanding common stock or outstanding preferred stock, or both) to elect members of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any class or classes of such corporation shall or might have voting power or additional voting power upon the occurrence of any contingency).

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wholly-Owned Subsidiary" means any corporation of which 100% of the Voting Rights are at the time directly or indirectly owned by the Borrower, by the Borrower and one or more of its other Wholly-Owned Subsidiaries, or by one or more of its other Wholly-Owned Subsidiaries.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods; Interpretation. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed



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to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections 4.01(e) and 4.01(f), as modified from time to time by changes in accounting principles which are required by generally accepted accounting principles in effect from time to time.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower in Dollars from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Schedule II or, if such Lender has entered into any Assignment and Acceptance after the Effective Date, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to
Section 2.05 (such Lender's "Commitment"), minus, except in the case of a Borrowing described in Section 3.04 or 3.05, such Lender's ratable share of the Reserve Amount, based on such Lender's share of the aggregate amount of the Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall be in each case deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"), and provided further that Advances made under Section 3.04 or 3.05 shall not exceed in the aggregate, either (i) the aggregate of the Jones Acquisition Prices, if all of the Jones Acquisitions have been consummated, or (ii) $140,000,000 (less the Jones Acquisition Price for each of the Jones Acquisitions that have been consummated) if all of the Jones Acquisitions have not been consummated. Each A Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the difference between the aggregate amount of a proposed B Borrowing requested by the Borrower and the aggregate amount of B Advances


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offered to be made by the Lenders and accepted by the Borrower in respect of such B Borrowing, if such B Borrowing is made on the same date as such A Borrowing) and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow, prepay pursuant to
Section 2.10 and reborrow under this Section 2.01.

          SECTION 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third (or, in the case of a Base Rate Advance, the first) Business Day prior to the date of the proposed A Borrowing, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, telex or cable confirmed immediately by mail or delivery in writing, in substantially the form of Exhibit B-1, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing,
(iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such A Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.

          (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any A Borrowing if the aggregate amount of such A Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08.

          (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will


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not make available to the Agent such Lender's ratable portion of such A
Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

          SECTION 2.03. The B Advances. (a) Each Lender severally agrees that the Borrower may make B Borrowings in Dollars under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, (x) the aggregate amount of the B Advances of all Lenders then outstanding shall not exceed $20,000,000 and (y) the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction).

                    (i) The Borrower may request a B Borrowing under this
          Section 2.03 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately by mail or delivery in writing, a notice of a B Borrowing (a "Notice of B Borrowing") in substantially the form of Exhibit B-2, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York City time) (A) at least two Business Days prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B


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          Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least five Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

                    (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph
          (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:30 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

                    (iii) The Borrower shall, in turn, (A) before 11:00 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either:

                         (x) cancel such B Borrowing by giving the Agent



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                    notice to that effect, or

                        (y) accept one or more of the offers made by any Lender
                    or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect.

                    (iv) If the Borrower notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

                    (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

          (b) Each B Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the

Borrower and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

          (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

          (d) The Borrower shall repay to the Agent for the account of each Lender which has made a B Advance to the Borrower, on the maturity date of each such B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance unless, at the time of such prepayment, no Event of Default (or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both) has occurred and is continuing, and unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and set forth in the B Note evidencing such B Advance.

          (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance made to it from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance, which interest payment date or dates shall occur no less frequently than on the last day of each three month period occurring during the term of each B Advance;

          (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note payable to the order of the Lender making such B Advance.

          SECTION 2.04. Fees. (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment (determined without giving effect to any B Reduction) from the Effective Date (or, in the case of each Eligible Assignee that becomes a Lender after the Effective Date, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender) until the

Termination Date at the rate of (i) 3/8 of 1% per annum during each period in which the applicable Rate Ratio is greater than or equal to 5.0:1, and (ii) 1/4 of 1% per annum during each period in which the applicable Rate Ratio is less than 5.0:1, payable on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing on the first such day after the Effective Date, and on the Termination Date. Each retroactive change in the Rate Ratio pursuant to Section 2.07(d) shall be given retroactive effect in determining the applicable commitment fee rate pursuant to this Section 2.04(a) for a period of time identical to that given such retroactive change in the Rate Ratio. If any such retroactive change occurs in the commitment fee rate payable for a period for which the Borrower has already paid commitment fees, then any overpayment of commitment fees by the Borrower resulting therefrom shall be credited to future commitment fees or other payment obligations of the Borrower and any underpayment of commitment fees by the Borrower resulting therefrom shall be paid by the Borrower to the Agent for the account of the Lenders upon demand by the Agent.

          (b) Agent Fee. The Borrower agrees to pay to the Agent, for its own account, the fees set forth in the letter agreement between the Agent and the Borrower dated as of the date hereof.

          SECTION 2.05.  Reduction of the Commitments.

          (a) Mandatory. On each date on which a prepayment is required under
Section 2.10(b)(i), (iii) or (iv), the respective Commitments of the Lenders shall be automatically and permanently reduced by an amount for each Lender equal to the amount of such prepayment which is to be applied under Section 2.10(c) to A Advances owing to such Lender (assuming, solely for purposes of this Section 2.05(a), that the then outstanding amount of such A Advances equals or exceeds the amount of such prepayment).

          (b) Optional. The Borrower shall have the right, upon at least five Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          SECTION 2.06. Repayment of A Advances. The Borrower shall repay the principal amount of each A Advance made to the Borrower owing to each Lender on each of the principal installment dates listed below commencing June 30, 2000 and ending March 31, 2005 and the amount to be paid on each such principal repayment installment date shall equal the product obtained by multiplying (x) the unpaid principal amount of such A Advance outstanding on the Termination Date by (y) the percentage set forth below for that principal repayment installment date:


           Last day of      Last day of      Last day of          Last day of
Year          March             June          September            December
-----      -----------      -----------      ------------         ------------
2000           XXX            2.33334%        2.33333%             2.33333%
2001        4.00000%          4.00000%        4.00000%             4.00000%
2002        5.00000%          5.00000%        5.00000%             5.00000%
2003        5.25000%          5.25000%        5.25000%             5.25000%
2004        7.12500%          7.12500%        7.12500%             7.12500%
2005        7.50000%             XXX             XXX                  XXX

provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of such A Advance.

          SECTION 2.07. Interest on the A Advances. (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each A Advance made to the Borrower owing to each Lender in accordance with the A Note to the order of such Lender at the following rates per annum:

                    (i) Base Rate Advances. During such periods as such A Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus:


                         (A) 5/8 of 1% per annum during each period in which the
                    applicable Rate Ratio is greater than or equal to 6.0:1,

                         (B) 3/8 of 1% per annum during each period in which the
                    applicable Rate Ratio is less than 6.0:1 and greater than or equal to 5.5:1,

                         (C) 1/8 of 1% per annum during each period in which the
                    applicable Rate Ratio is less than 5.5:1 and greater than or equal to 5.0:1, and

                         (D) 0% per annum during each period in which the
                    applicable Rate Ratio is less than 5.0:1,

payable in arrears on the last day of each March, June, September and December during such period and on the date such Base Rate Advance shall be Converted or paid in full.

        (ii) Eurodollar Rate Advance. During such periods as such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period for such A Advance plus:

                         (A) 1 and 5/8% per annum during each period in which
                    the applicable Rate Ratio is greater than or equal to 6.0:1,


                         (B) 1 and 3/8% per annum during each period in which
                    the applicable Rate Ratio is less than 6.0:1 and greater than or equal to 5.5:1,

                         (C) 1 and 1/8% per annum during each period in which
                    the applicable Rate Ratio is less than 5.5:1 and greater than or equal to 5.0:1,

                         (D) 1% per annum during each period in which the
                    applicable Rate Ratio is less than 5.0:1 and greater than or equal to 4.5:1,

                         (E) 7/8 of 1% per annum during each period in which the
                    applicable Rate Ratio is less than 4.5:1 and greater than or equal to 4.0:1, and

                         (F) 5/8 of 1% per annum during each period in which the
                    applicable Rate Ratio is less than 4.0:1,

                    payable in arrears on the last day of such Interest Period and, if such Interest Period is greater than three months, on the last day of each three-month period during such Interest Period.

          (b) Default Interest. The Borrower shall pay interest, to the maximum extent permitted by law, on the unpaid principal amount of each A Advance made to the Borrower that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder by the Borrower that is not paid when due, payable on demand, at a rate per annum equal at all times to (i) in the case of any amount of principal, 2% per annum above the rate per annum required to be paid on such A Advance immediately prior to the date on which such amount became due (provided that, if any principal of a Eurodollar Rate Advance is in default and the due date for such principal is a day other than the last day of the Interest Period for such Advance, such Advance shall bear interest (x) for the period from and including such due date to but excluding the last day of such Interest Period at the rate provided for above in this clause (i) and (y) thereafter at a rate per annum equal to 2% per annum above the rate per annum required to be paid on Base Rate Advances from time to time to Section 2.07(a)(i)) and (ii) in the case of all other amounts payable by the Borrower, 2% per annum above the Base Rate in effect from time to time.

          (c) Rate Ratio Certificates. The Borrower shall deliver a certificate, in substantially the form of Exhibit E, to the Agent (i) on each date on which financial statements are delivered pursuant to Sections 5.03(b) and 5.03(c) (each such certificate being a "Periodic Certificate"), (ii) on the date of each Borrowing and (iii) on each other date on which Total Debt shall change by an amount in excess of $5,000,000 from Total Debt when the most recent prior certificate was delivered under this Section 2.07(c) (each certificate delivered pursuant to clause (ii) or (iii) being an "Interim Certificate").

                         (A) Each Periodic Certificate shall certify the Rate
                    Ratio in effect on each day during the period commencing on the last day of the most recent Fiscal Period which ends on or before the date on which such certificate is delivered and ending on the date on which such certificate is delivered, based in each case upon EBIDT for such most recent Fiscal Period and Total Debt as of each date for which a Rate Ratio is certified after giving effect to all changes of Total Debt on each such date.

                         (B) Each Interim Certificate shall certify the Rate
                    Ratio in effect on the date on which such certificate is delivered, except that, if such certificate is delivered before financial statements have been delivered pursuant to
                    Section 5.03(b) or 5.03(c) for the most recent Fiscal Period which ends on or before the date on which such certificate is delivered, such certificate shall certify a provisional Rate Ratio based upon EBIDT for the Fiscal Period immediately preceding such most recent Fiscal Period and upon Total Debt as of the date on which such certificate is delivered after giving effect to all changes of Total Debt on such date.

Each certificate shall have attached to it financial statements certified by a Financial Officer of the Borrower on the date on which such certificate is delivered as the then most currently available financial statements of the Borrower and its Subsidiaries, and each certificate shall provide, in reasonable detail, the calculations (and the basis for such calculations) used in determining the Rate Ratio for each date for which a calculation is to be made by that certificate, including but not limited to the calculation of EBIDT as derived from the attached financial statements.

          (d) Effective Dates for Rate Ratios. Each Rate Ratio certified in any Periodic Certificate or Interim Certificate shall (absent manifest error) become effective on the date such certificate is delivered in compliance with this Agreement. The Rate Ratio certified for the date on which such certificate is delivered shall apply to each date thereafter until the delivery in compliance with this Agreement of the next certificate called for by Section 2.07(c), except that such Rate Ratio shall be a provisional Rate Ratio as applied to any date on or after the last day of the Fiscal Period which first ends after the Fiscal Period with respect to which EBIDT was determined in calculating such Rate Ratio. The Rate Ratio certified in a Periodic Certificate for any date prior to the date on which such certificate is delivered shall be applied retroactively to supersede each provisional Rate Ratio certified for the same date in an Interim Certificate or a Periodic Certificate previously delivered. Notwithstanding the foregoing, (i) in no event will any Rate Ratio certified in any Periodic Certificate or Interim Certificate be given retroactive effect for a date in any Fiscal Quarter other than the Fiscal Quarter in which such Periodic

Certificate or Interim Certificate is delivered and (ii) if the Borrower fails to deliver financial statements and the related Periodic Certificate when required by Section 5.03(b) or 5.03(c), as the case may be, then the applicable Rate Ratio shall be deemed to be greater than or equal to 6.0 to 1.0 for each day during the period beginning on the date on which such Periodic Certificate should have been delivered and shall continue in effect until a certificate in compliance with this Section 2.07 is delivered.

          (e) Retroactive Interest Adjustment. Each retroactive change in the Rate Ratio pursuant to Section 2.07(d) shall be given retroactive effect in determining the applicable interest rates for A Advances pursuant to Section 2.07(a) for a period of time identical to that given such retroactive change in the Rate Ratio. If any such retroactive change occurs in the interest rate payable on account of an A Advance for a period for which the Borrower has already paid interest, then any overpayment of interest by the Borrower resulting therefrom shall be credited to future interest or other payment obligations of the Borrower with respect to that Advance and any underpayment of interest by the Borrower resulting therefrom shall be paid by the Borrower to the Agent for the account of the Lender to whom such Advance is owed upon demand by the Agent.

          SECTION 2.08. Interest Rate Determination and Protection. (a) The Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate.

          (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the applicable rate, if any, furnished by the Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(a)(ii).

          (c) If the Reference Bank does not furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                    (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                    (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                    (iii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the

          Lenders that the circumstances causing such suspension no longer exist.

          (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                    (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                    (ii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and the Borrower will be deemed to have selected, for the Interest Period immediately succeeding the then existing Interest Period therefor, an Interest Period for such Advance of three months' duration.

          (f) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such A Advances shall, if they are Eurodollar Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Eurodollar Rate Advances shall terminate; provided, however, that, if and so long as each such A Advance shall have the same Interest Period as Eurodollar Rate Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed $5,000,000, the Borrower shall have the right to continue all such A Advances as Eurodollar Rate Advances having such Interest Period.

          SECTION 2.09. Voluntary Conversion of A Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08, 2.11 and 2.12, Convert all A Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Advances of another Type shall be made on, and only on, the last day of an

Interest Period for such Eurodollar Rate Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such A Advance.

          SECTION 2.10. Prepayments of A Advances. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay (without premium or penalty but subject to the obligation of the Borrower to reimburse the Lenders as set forth in the proviso below) the outstanding principal amount of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, if made after the Termination Date, shall be applied ratably to the respective principal repayment installments of such A Advances and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

          (b) Mandatory. (i) Sales of Assets. The Borrower shall, on each date on which the Borrower or any of its Subsidiaries receives any Net Cash Proceeds from the sale, lease, transfer or other disposition (each, a "Disposition") of any asset of the Borrower or any such Subsidiary (other than sales of assets in the ordinary course of business and any exchange of assets permitted by Section 5.02(e)(iv)), prepay an aggregate principal amount of the A Advances comprising part of the same A Borrowings equal to such Net Cash Proceeds (or, if less, the aggregate unpaid principal amount of all A Advances), together with accrued interest to the date of such prepayment on the principal amount prepaid and all amounts, if any, then owing under Section 8.04(b) in respect of such prepayment. Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this paragraph (b)(i) with respect to the Net Cash Proceeds from any Disposition (a "Relevant Disposition") if (1) the applicable Rate Ratio is less than or equal to 5.0:1 on the date of receipt of such Net Cash Proceeds, (2) the Borrower advises the Agent at the time the Net Cash Proceeds from such Relevant Disposition are received that it intends to reinvest such Net Cash Proceeds in replacement assets pursuant to a transaction permitted under Section 5.02(f) hereof, (3) such Net Cash Proceeds are in fact committed to be reinvested by the Borrower pursuant to a purchase contract providing for the acquisition of such replacement assets that is executed by the Borrower (or any of its Subsidiaries) and the related seller within 180 days from the date of such Relevant Disposition and

(4) the acquisition of such replacement assets occurs within 180 days from the date on which such purchase contract is so executed and delivered. If at any time after the occurrence of a Relevant Disposition and prior to the acquisition of the related replacement assets the 180-day period provided in clause (3) or
(4) of the preceding sentence shall elapse without execution of the related purchase contract (in the case of said clause (3)) or the occurrence of the related acquisition (in the case of said clause (4)), then the Borrower shall immediately prepay the A Advances in the amount described in the first sentence of this Section 2.10(b)(i).

                    (ii) Excess Cash Flow. On the last day of each Fiscal Quarter commencing after the Termination Date, the Borrower shall prepay the outstanding principal amount of the A Advances in an aggregate amount equal to the sum of (A) 50% of Excess Cash Flow for the Borrower for the immediately preceding Fiscal Quarter plus (B) the Deferred Amount (as defined below) as of such last day (or, if less than such sum, the aggregate unpaid principal amount of all A Advances), together with accrued interest to the date of such prepayment on the principal amount prepaid and all amounts then owing, if any, under Section 8.04(b) in respect of such prepayment; provided, however, that if such sum shall be less than $500,000, the time when such prepayment shall become due shall be deferred until the earlier of (x) the last day of the first Fiscal Quarter thereafter on which such sum (including all Deferred Amounts) shall equal or exceed $500,000 or (y) the occurrence of an Event of Default. "Deferred Amount" means, as of any day, the cumulative unpaid amount of all prepayments which were required to be made under this Section 2.10(b)(ii) prior to such day but whose due date has been deferred at any time pursuant to the proviso set forth in the preceding sentence.

                    (iii) Sale, Issuance or Incurrence of Additional Unsecured Debt. The Borrower shall, on each date on which the Borrower or any of its Subsidiaries receives any Net Cash Proceeds from the sale, issuance or incurrence of Additional Unsecured Debt, prepay the A Advances comprising part of the same A Borrowings in an aggregate principal amount equal to such Net Cash Proceeds (or, if less, the aggregate unpaid principal amount of all A Advances), together with accrued interest to the date of such prepayment on the principal amount prepaid and all amounts then owing, if any, under Section 8.04(b) in respect of such prepayment.

                    (iv) Optional Prepayment or Repurchase of Additional Unsecured Debt. To the extent that the Unsecured Debt Documents permit optional prepayments, on each date on which the Borrower or any of its Subsidiaries shall voluntarily prepay, redeem, purchase, defease or otherwise acquire all or any portion of the Additional Unsecured Debt in a transaction permitted by Section 5.02(m), the Borrower shall prepay the A Advances in an aggregate principal amount equal to the Ratable Amount (as defined below) as of such date, together with accrued interest to the date of such prepayment on the principal amount prepaid and all amounts then owing, if any, under Section 8.04(b) in respect of such prepayment. "Ratable Amount" means, as of any date, the product obtained by multiplying the entire unpaid principal amount of the A Advances made to the Borrower then outstanding times a fraction the numerator of which shall be the principal amount of the Additional Unsecured Debt of the Borrower being prepaid, redeemed, purchased, defeased or otherwise acquired and the denominator of which shall be the entire unpaid principal amount of such Additional Unsecured Debt then outstanding.

                    (v) Notice. The Borrower shall give the Agent at least five Business Days' prior written notice of each prepayment required by this Section 2.10(b) stating the aggregate amount (or in the case of each prepayment required pursuant to Section 2.10(b)(i) and 2.10
          (b)(iii), stating the approximate aggregate amount) of such prepayment and the date on which such prepayment shall be made; provided that failure by the Borrower to give any notice shall not relieve the Borrower of its obligation to make such prepayment.

          (c) Application of Prepayment Proceeds. Each prepayment by the Borrower under Section 2.10(b) made before the Termination Date shall be applied ratably to all A Advances then outstanding. Each prepayment by the Borrower under Section 2.10(b) made after the Termination Date shall be applied ratably to the respective principal repayment installments of the A Advances being prepaid.

          SECTION 2.11. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then, if such costs are or will be charged to customers of such Lender generally, the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased costs setting forth in reasonable detail the calculations used in determining such increased costs, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this subsection (a), a Lender shall only be entitled to receive reimbursement for such increased costs to the extent incurred within 90 days prior to, and at any time after, the date on which such Lender gives to the Borrower a notice that an event has occurred as a result of which such increased costs will arise or a notice that the Borrower is obligated to pay increased costs, whichever first occurs.

          (b) If, due to either (i) the introduction of any change in or in the interpretation of any law or regulation occurring on or after the effective date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued on or after the 90th day prior to the Effective Date, any Lender determines in the exercise of its reasonable judgment that there shall be any increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts (without duplication) sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts setting forth in reasonable detail the calculations used in determining such amounts, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this subsection (b), a Lender shall only be entitled to receive reimbursement for such additional amounts pursuant to this subsection (b) to the extent incurred within 90 days prior to, and at any time after, the date on which such Lender gives to the Borrower a notice that an event has occurred as a result of which such additional amounts will arise or a notice that the Borrower is obligated to pay such additional amounts, whichever first occurs.

          (c) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          (d) Any Lender claiming any additional amounts payable pursuant to
Section 2.11(a) or 2.11(b) shall, upon request from the Borrower delivered to such Lender and the Agent specifying an Eligible Assignee willing and able to assume and accept all of such Lender's rights and obligations under this Agreement and the other Loan Documents, assign, in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and the other Loan Documents to another Lender or an Eligible Assignee in consideration for (i) the payment by such



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assignee to the Lender of the principal of, and interest on, the Note or Notes of such Lender accrued to the date of such assignment, together with any and all other amounts owing to such Lender under any provision of this Agreement or the other Loan Documents accrued to the date of such assignment and (ii) the release of such Lender from any further liability hereunder. The processing and recordation fee required under Section 8.07(a) shall be paid by the Borrower under this Section 2.11(d).

          SECTION 2.12. Illegality. Notwithstanding any other provisions of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent (which notice shall identify in reasonable detail the relevant law or regulation or other basis upon which such unlawfulness is asserted), (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

          SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.03 (except to the extent set forth in the proviso to this sentence), 2.11, 2.14, or 2.16) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement; provided, however, so long as an Event of Default shall have occurred and be continuing under Section 6.01(a) or the Advances shall have been declared or shall become due and payable in accordance with the last paragraph of Section 6.01, then the Agent will cause to be distributed all funds relating to the payment of principal or interest in respect of A Advances and B Advances received by the Agent from the Borrower ratably to the Lenders based on the A Advances and B Advances then outstanding. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned


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


thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender in not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest based on the Base Rate (except to the extent calculated by reference to the Federal Funds Rate) and of commitment fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and the Federal Funds Rate (including in connection with calculations of the Base
Rate) shall be made by the Agent, and all computations of interest pursuant to
Section 2.16 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent (or, in the case of Section 2.16, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the A Notes shall be made, in



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accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any A Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the A Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the A Notes (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the A Notes, the Borrower will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes.


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



          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.14(a).

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) with respect to Taxes imposed by the United States; provided, however, should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          (g) Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form as may be required under
Section 2.14(e) thereafter ceases to qualify for complete exemption from United States withholding tax, such Lender may assign its interest under this Agreement to any assignee and such assignee shall be entitled to the same benefits under this Section 2.14 as the assignor provided that the rate of United States withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

          (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and Obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the A Notes.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of


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the A Advances made by it (other than pursuant to Section 2.11, 2.14 or 2.16) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.16. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender made to the Borrower, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent.

          SECTION 2.17. Use of Proceeds. The proceeds of each Advance shall be used by the Borrower solely for one or more of the following: (a) to finance working capital requirements of the Borrower and its Subsidiaries, (b) to pay to each seller of assets or stock being acquired in a transaction permitted by
Section 5.02(f) the purchase price of such assets or stock, as the case may be, up to an amount permitted under clauses (i) and (ii), as applicable, of Section 5.02(f), (c) to make capital expenditures and (d) in the case of a Borrowing described in Section 3.04 or 3.05, solely to finance the Jones Acquisitions or an Approved Acquisition, as the case may be.

                                   ARTICLE III

                              CONDITIONS OF LENDING

          SECTION 3.01. Conditions Precedent to Initial Advances. The obligation of each Lender to make its initial Advance is subject to the following conditions precedent:

          (a) The Agent shall have received from the Borrower A Notes payable to the order of each of the Lenders, respectively, duly executed by the Borrower.

          (b) The Lenders shall be reasonably satisfied with the corporate and legal structure and capitalization of the Borrower and each Subsidiary of the Borrower, including the terms and conditions of, as the case may be, the joint venture agreement, charter, bylaws and each class of capital stock or other equity interest of the Borrower and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization and the amount, parties, terms and conditions of the existing Debt of the Borrower and each such Subsidiary.

          (c) The Borrower shall have paid all accrued fees and expenses of the Lender Agents (including the accrued fees and disbursements of counsel to the Agent).

          (d) The Lenders shall be reasonably satisfied with the insurance maintained by the Borrower and each of its Subsidiaries.

          (e) The Agent shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent and (except for the B Notes) in sufficient copies for each Lender:

                    (i) With respect to the Borrower and each of its Subsidiaries, (A) a certificate of the Secretary of the Borrower certifying (I) that attached thereto is a true and complete copy of the joint venture agreement of the Borrower and all amendments thereto as in effect on the date of such certificate, (II) that attached thereto is a true and complete copy of the bylaws of each Subsidiary of the Borrower as in effect on the date of such certificate and such bylaws of such Subsidiaries as in effect at all times since a date prior to the date of the resolutions described in item (III) below,
          (III) that attached thereto is a true and complete copy of the resolutions adopted by the management board of the Borrower and by the board of directors of each Subsidiary of the Borrower authorizing, as the case may be, the execution, delivery and performance of this Agreement, the Notes, the Guarantee Agreement and each other document or instrument which is to be delivered by it in connection with this Agreement after the date hereof and



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          authorizing the Borrowings hereunder or otherwise, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (IV) that the certificate or articles of incorporation of the Subsidiaries of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (B) below and (V) as to the incumbency and specimen signature of each of the officers of the Borrower and its Subsidiaries executing, as the case may be, this Agreement, the Notes and the Guarantee Agreement, or any other document or instrument delivered in connection herewith or therewith;
          (B) a copy of the certificate or articles of incorporation, as amended, of each of the Borrower's Subsidiaries, certified by the Secretary of State or other appropriate official of the state of its organization as of a date reasonably near the initial Borrowing; and
          (C) all documents evidencing other necessary corporate action and governmental and third party consents and approvals (including good standing certificates), if any, reasonably requested by the Agent or any Lender through the Agent.

                    (ii) With respect to each of the Venturers, Century/Texas and the Parent Companies, (A) a certificate of the Secretary or an Assistant Secretary of such Person certifying (I) that attached thereto is a true and complete copy of the resolutions of the Board of Directors of such Person (x) approving its Negative Pledge Agreement and (y) authorizing the execution and delivery of its Negative Pledge Agreement and each other document or instrument which is to be delivered by it in connection with this Agreement after the date hereof and (II) as to the incumbency and specimen signature of each of the officers of such Person executing its Negative Pledge Agreement or any other document or instrument delivered in connection herewith or therewith and (B) all documents evidencing other necessary corporate action and governmental and third party consents and approvals, if any, with respect to such Persons and the Negative Pledge Agreements (including good standing certificates).

                    (iii) The Guarantee Agreement, duly executed by each of the Borrower's Subsidiaries (if any).

                    (iv) The Negative Pledge Agreements, duly executed by each of the Venturers, Century/Texas and the Parent Companies.

                    (v) A certificate of the Secretary of the Borrower certifying that attached thereto is a true and complete copy of the Management Agreement as in effect on the date of such certificate.

                    (vi) A certificate of the Secretary of the


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          Borrower certifying that attached thereto is a true and complete copy of the Asset Purchase Agreements as in effect on the date of such certificate, together with copies of the assignments by which all right, title and interest of Century Communications in such Asset Purchase Agreements have been assigned to the Borrower.

                    (vii) A certificate of the Chief Financial Officer of the Borrower, in substantially the form of Exhibit G, attesting to the Solvency of the Borrower and the Borrower and its Subsidiaries taken as whole after giving effect to the transactions contemplated hereby.

                    (viii) A certificate as to the Rate Ratio substantially in the form of Exhibit E.

                    (ix) A favorable opinion of (A) Leavy Rosensweig & Hyman, counsel for the Borrower, substantially in the form of Exhibit I-1 and
          (B) internal counsel to Citizens Utilities and Citizens Cable, substantially in the form of Exhibit I-2.

                    (x) A favorable opinion of Cole, Raywid & Braverman, special communications counsel for the Borrower, substantially in the form of Exhibit J.

                    (xi) A favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

                    (xii) Such other documents as the Agent or any Lender through the Agent may reasonably request.

          SECTION 3.02. Conditions Precedent to Each A Borrowing. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

          (i) The representations and warranties contained in Section 4.01 and in each other Loan Document are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) No event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that


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


notice be given or time elapse or both; and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

          SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto,
(ii) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received from the Borrower a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03, and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

          (a) The representations and warranties contained in Section 4.01 and in each other Loan Document are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

          (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

          (c) No event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 3.04. Conditions Precedent to Borrowings for the Jones Acquisitions. The obligation of each Lender to make an Advance any proceeds of which are to be used to finance the Jones Oxnard Acquisition, the Jones Walnut Acquisition or the Jones Yorba Linda Acquisition shall be subject to the conditions precedent that (a) coincident with the making of such Advance, the Borrower shall own directly or through one or more Wholly-Owned Subsidiaries all of the Jones Properties sold in such Jones Acquisition, (b) there shall exist no action, suit, investigation, litigation or proceeding that purports to affect


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



the legality, validity or enforceability of such Jones Acquisition or the agreements and other documents to be entered into in connection with such Jones Acquisition or consummation of such Jones Acquisition or that purports to restrict the Borrower's control or operation of the Jones Properties being acquired, (c) since December 31, 1996 there shall have been no material adverse change in the Jones Properties subject to such Jones Acquisition or their financial condition, taken as a whole, other than changes relating to matters or circumstances described in clauses (A), (B) and (C) of Section 8.1(j)(i) of the Asset Purchase Agreements, and (d) the Agent shall have received evidence in form and substance reasonably satisfactory to the Agent and in sufficient copies for each Lender, coincident with the making of such Advance, as to the consummation of such Jones Acquisition on terms substantially the same as those contained in the Asset Purchase Agreement relating to such Jones Acquisition (as such Asset Purchase Agreement may have been amended with the consent of the Majority Lenders).

          SECTION 3.05. Conditions Precedent to Borrowings for an Approved Acquisition. The obligation of each Lender to make an Advance any proceeds of which are to be used to finance an Approved Acquisition shall be subject to the conditions precedent that (a) one or more of the Asset Purchase Agreements shall have been terminated in accordance with its terms pursuant to Section 10.1 or
10.2 thereof, (b) the Borrower shall have presented the terms of the proposed acquisition to the Lenders prior to being legally obligated to consummate such acquisition and in any event no less than 30 days prior to consummating such acquisition (the Lenders agreeing to attempt in good faith to respond to such request within such 30-day period), (c) the purchase price of the assets proposed to be acquired in such acquisition shall not exceed the purchase price for the assets that were to be acquired pursuant to the Asset Purchase Agreement or Asset Purchase Agreements referred to in clause (a) above, (d) there shall exist no action, suit, investigation, litigation or proceeding that purports to affect the legality, validity or enforceability of such acquisition or the agreements and other documents to be entered into in connection with such acquisition or the consummation of such acquisition or that purports to restrict the Borrower's control or operation of the cable television assets or ownership interests being acquired from the Approved Company, and (e) the Agent shall have received evidence, in form and substance reasonably satisfactory to the Agent and in sufficient copies for each Lender, coincident with the making of such Advance, as to the consummation of such acquisition on terms that have not changed in a manner materially adverse to the Borrower making such Approved Acquisition from those presented to the Lenders and approved by the Majority Lenders.

          SECTION 3.06. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or





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



other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Agent such Lender's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is a joint venture that would be treated as a general partnership under the laws of the State of Delaware and each of the Subsidiaries of the Borrower is a corporation, in each case duly organized, validly existing and (in the case of each Subsidiary) in good standing under the laws of the jurisdiction of its organization; each such Person (i) is duly qualified to do business and (in the case of each Subsidiary) in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (ii) has all requisite corporate or other power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the joint venture interests in the Borrower are directly owned by the Venturers in equal shares free and clear of all Liens; all of the outstanding capital stock of Century Telecommunications has been validly issued, is fully paid and non-assessable and is owned by Century/Texas free and clear of all Liens; all of the outstanding capital stock of Century/Texas has been validly issued, is fully paid and non-assessable and is owned by Century Communications free and clear of all Liens; and all of the outstanding capital stock of Citizens Cable has been validly issued, is fully paid and non-assessable and is owned by Citizens Utilities free and clear of all Liens.

          (b) The execution, delivery and performance by the Borrower and each other Obligor of this Agreement, the Notes and the other Loan Documents and each other document to which it is or is to be a party, and the acquisition by the Borrower of any Subsidiary and the acquisition by any Subsidiary of any other Subsidiary and the other transactions contemplated hereby, are within the corporate or other powers of the Borrower, such Subsidiaries and such other Obligors, as the case may be, have been duly authorized by all necessary corporate or other action, and do not (i) contravene the joint venture agreement of the Borrower or the charter or bylaws of any other Obligors, as the case may be, (ii) violate any Governmental Rules (including

Regulation X of the Board of Governors of the Federal Reserve System), (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Obligor, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any such Obligor or any of its Subsidiaries. No Obligor is in violation of any such Governmental Rules or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Person or any other third party (including the FCC) is required for the due execution, delivery and performance by any Obligor of this Agreement, the Notes or the other Loan Documents to which such Obligor is a party or any Borrowing hereunder or for the ownership or control by the Borrower of all Subsidiaries or for the ownership or control by any Subsidiary of any other Subsidiary owned or controlled by it.

          (d) This Agreement is and the Notes and each other Loan Document to which any Obligor is a party when delivered hereunder will be, legal, valid and binding obligations of such Obligor enforceable against such Obligor in accordance with their respective terms, subject, in the case of enforceability,
(i) to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (e) The Consolidated and combining balance sheet of the Borrower and its Subsidiaries as at December 31, 1996, and the related Consolidated and combining statements of income and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by (in the case of the Consolidated balance sheet and statements of income and cash flows) an opinion of Deloitte & Touche, independent public accountants, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present the Consolidated and combining financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated and combining results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1996 there has been no Material Adverse Change.

          (f) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at December 31, 1996 (which balance sheet (x) gives effect to the Jones Acquisitions as if the same had occurred as of such date and (y) assumes that such acquisitions were funded with Debt of the Borrower as of such date), copies of which have been furnished to each Lender, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date in accordance with generally accepted accounting principles consistently applied, and since December 31, 1996 there has been no Material Adverse Change.

          (g) The Consolidated and consolidating forecasted statements of income and cash flows of the Borrower and its Subsidiaries for each Fiscal Year ending December 31, 1996, through December 31, 2005, copies of which have been furnished to each Lender, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

          (h) No information, exhibit, report, document, certificate or written statement, including this Agreement, furnished in writing to any Lender by or on behalf of the Borrower or any other Obligor to the Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained as of the date so furnished any untrue statement of a material fact or omitted as of the date so furnished to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information, exhibit, report or other written information is or is to be used, not misleading, nor did such information, exhibits, reports, documents, certificates and statements, taken as a whole,contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Borrower or any officer of the Borrower which the Borrower has not disclosed to the Lenders in writing which in the reasonable judgment of the Borrower and such officers would have a Material Adverse Effect.

          (i) There is no pending or (to the knowledge of the Borrower) threatened action, suit, investigation or proceeding against any Obligor before any Governmental Person which (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby.

          (j) None of the Obligors is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (k) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(e), or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt, will be Margin Stock.

          (l) Set forth on Schedule 4.01(1), and, after the date hereof, set forth on the most recent schedule delivered pursuant to Section 5.03(k), is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the date hereof or thereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. The outstanding capital stock of all Wholly-Owned Subsidiaries has been validly issued, is fully paid and non-assessable and the outstanding capital stock of all Subsidiaries owned by the Borrower and its Subsidiaries is free and clear of all Liens, except those permitted by Section 5.02(a).

          (m) Set forth in Schedule 4.01(m) is a complete and correct list for the Borrower of all of the Franchises granted to and held by, as of the date of the execution and delivery of this Agreement, the Borrower and/or its Subsidiaries, or for which application has been made or is planned to be made by the Borrower and/or its Subsidiaries, together with the date on which each such Franchise expires in accordance with its terms, the issuing authority therefor and the Person to whom such Franchise has been, or is to be issued. As of such date, each Franchise is in full force and effect and no other approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Borrower and/or its Subsidiaries to exploit any such Franchise except as is otherwise indicated on said Schedule 4.01(m). As of such date, none of the Borrower or any of its Subsidiaries has received any notice from the granting body or any other Governmental Person with respect to any breach of any covenant under, or any default with respect to, any such Franchise except as is otherwise indicated on said Schedule 4.01(m). As of such date, before and after giving effect to this Agreement, no material default has occurred and is continuing under any such Franchise except as is otherwise indicated on said Schedule 4.01(m).

          (n) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its

Subsidiaries, the Borrower and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against any Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (o) None of the properties of the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup or is adjacent to any, such property, and no underground storage tanks, as such term is defined in 42 U.S.C. 'SS' 6991, are located on any property of the Borrower or any of its Subsidiaries or, to the best of its knowledge, on any adjoining property.

          (p) None of the Borrower or any of its Subsidiaries is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, (ii) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935 or (iii) subject to any other Governmental Rule restricting its or their ability to incur debt. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of any such Governmental Rule or any Governmental Approval.

          (q) The Borrower is, individually and together with its Subsidiaries, Solvent.

          (r) Set forth in Schedule 4.01(r) is a complete, and correct list, as of the date hereof and as of the date of the initial Borrowing, of all credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees and other instruments presently in effect providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of its Subsidiaries (other than Debt under the Loan Documents) in a principal or face amount equal to $500,000 or more, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to such Debt outstanding or to be outstanding, the rate of interest or rentals, a description of any security given or to be given therefor, and the maturity or maturities or expiration date or dates thereof.

          (s) Each of the Borrower and its Subsidiaries owns and has good title to the properties shown to be owned by it in the financial statements referred to in Section 4.01(e) (other than properties permitted to be disposed of pursuant to Section 5.02(e)). There are no Liens of any nature whatsoever on any properties of the Borrower nor any Subsidiary of the Borrower other than (i) those permitted by Section 5.02(a) and (ii) nonconsensual Liens which could not, individually or in the aggregate, have a Material Adverse Effect.

          (t) None of the Borrower or any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which is reasonably likely to have a Material Adverse Effect.

          (u) (i) The Borrower and each of its Subsidiaries has filed all tax returns (Federal, State and local) required to be filed, and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof, and (ii) the Borrower and each of its Subsidiaries have timely filed all reports and applications required by the FCC or any other Governmental Person which has issued a Franchise to the Borrower or any such Subsidiary, in each case except such filings the failure of which to file is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (v) The Borrower and each of its Subsidiaries is in compliance with the requirements of all applicable Governmental Rules of all Governmental Persons the violation of which could have a Material Adverse Effect; and none of the Borrower or any of its Subsidiaries is the subject of any outstanding citation, order or investigation by the FCC which could have a Material Adverse Effect, and no such citation, order or investigation, to the knowledge of the Borrower or any Subsidiary, is contemplated by the FCC or any such Governmental Persons.

          (w) Set forth in Schedule 4.01(w) is a true and correct summary as of February 28, 1997 of Subscribers with respect to the cable television systems of the Borrower and its Subsidiaries indicating the number of Subscribers (in each case differentiating between Basic Subscribers and Pay TV Units) categorized by system. The information previously supplied to the Lenders in relation to Subscribers is a true and correct summary as of the dates there indicated of Subscribers with respect to the cable television systems of the Borrower and its Subsidiaries.

          (x) None of the Borrower or any ERISA Affiliate has either a Multiemployer Plan or a Plan, other than a Multiemployer Plan or a Plan to which the Majority Lenders have given their consent after the date hereof.

          (y) The Borrower and each of its Subsidiaries owns all franchises (including Franchises), licenses, patents, copyrights, trademarks, service marks or trade names material to the conduct of its businesses.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants. So long as any Advance or any other amount hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Governmental Rules (including ERISA) and licensing requirements, such compliance to include paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and by appropriate proceedings and with respect to which adequate reserves for payment have been established.

          (b) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (c) Existence and Approvals. Obtain, preserve and maintain, and cause each of its Subsidiaries to obtain, preserve and maintain (i) its existence, rights, franchises (including Franchises) and privileges in the jurisdiction of its organization, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, to do business in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; provided, however, nothing herein contained shall prevent any merger or consolidation permitted by Section 5.02(d) and (ii) all Governmental Approvals (including Franchises) and other permissions of all Governmental Persons necessary to enable the Borrower and each such Subsidiary to operate and maintain its property, business and operations as the same is currently carried on or as it may hereafter be carried on in accordance with the Loan Documents.

          (d) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified accountants.

          (e) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections 4.01(e) and 4.01(f), reflecting all financial transactions of the Borrower and each such Subsidiary.

          (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, to the extent that the management of the Borrower in its reasonable business judgment deems such maintenance and preservation necessary or reasonably useful in the proper conduct of the business of the Borrower and such Subsidiary, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and at all times do or cause to be done, and cause each such Subsidiary to do or cause to be done, all things necessary to obtain, preserve, renew and keep in full force and effect all Governmental Approvals (including Franchises) and all patents, copyrights, trademarks, service marker or trade names material to the conduct of its businesses.

          (g) Maintenance of Separateness. Conduct its business and operations and the business and operations of each Subsidiary of the Borrower separately from that of the Venturers, Century/Texas, the Parent Companies, each Minority Entity and each other Affiliate of the Borrower (other than any Subsidiary of the Borrower), including (i) not commingling funds or other assets of the Borrower or any such Subsidiary with the funds or other assets of the Venturers, Century/Texas, the Parent Companies, a Minority Entity or any other Affiliate of the Borrower; (ii) maintaining separate records (financial and otherwise) and observing all corporate or other appropriate procedures and formalities for the Borrower and each such Subsidiary, including (as applicable) the holding of meetings of shareholders, boards of directors and persons performing similar functions, the recordation and maintenance of minutes of such meetings, and the recordation and maintenance of resolutions adopted at such meetings; (iii) causing each such Subsidiary to pay its liabilities from its assets or from the assets of the Borrower or another Subsidiary of the Borrower; and (iv) causing each such Subsidiary to conduct its dealings with third parties in its own name and as a separate and independent entity.

          (h) Pro-Forma Debt Service Ratio. Maintain, as of the last day of each Fiscal Quarter ending on and after the Termination Date, a Pro-Forma Debt Service Ratio of at least 1.10:1.

          (i) Ratio of Total Debt to EBIDT. Maintain, as of the last day of each Fiscal Period whose last day occurs during any period set out below, the ratio of Total Debt as of such last day to EBIDT for such Fiscal Period of less than the ratio set out below next to such period:


          Period                                Ratio
          ------                                -----
     from the date hereof                       6.25:1
     through 6/30/98
     thereafter through                         6.00:1
     6/30/99
     thereafter through                         5.50:1
     3/31/00
     thereafter through                         5.00:1
     3/31/01
     thereafter through                         4.50:1
     3/31/02
     thereafter                                 4.00:1


          (j) Ratio of EBIDT to Interest Expense for Total Debt. Maintain, as of the last day of each Fiscal Period, the ratio of

               (i)   EBIDT for such Fiscal Period, to

               (ii) the sum of all amounts payable during such Fiscal Period by the Borrower and its Subsidiaries on account of interest and amortization of debt discount and expense, and commitment, letter of credit, agency and other fees with respect to Total Debt, of at least 1.75:1 for each Fiscal Period ending before December 31, 1998 and at least 2.00:1 for each Fiscal Period ending on December 31, 1998 and thereafter.

          (k) Pari Passu. Cause the obligations of the Borrower under this Agreement to rank at least pari passu in right of payment with all Additional Unsecured Debt, if any, and all other Debt of the Borrower which is not secured or the subject of any statutory trust or preference or which is not expressly subordinated in right of payment to any Debt.

          (l) Interest Rate Protection. (i) No later than 90 days following the Effective Date, enter into and maintain one or more Hedging Agreements that shall provide interest rate protection at all times (A) in respect of at least 25% of the highest principal amount of Debt outstanding under this Agreement during such 90-day period, (B) having an original term of at least three years and (C) that is otherwise in form and substance reasonably satisfactory to the Agent and (ii) no later than 180 days following the Effective Date, enter into and maintain one or more Hedging Agreements that, together with all Hedging Agreements entered into pursuant to clause (i) above, shall provide interest rate protection at all times (A) in respect of at least 50% of the highest principal amount of Debt outstanding under this Agreement during such 180-day period, (B) having an original term of at least three years and (C) that is otherwise in form and substance reasonably satisfactory to the Agent.

          SECTION 5.02. Negative Covenants. So long as any Advance or any other amount hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority
Lenders:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties, whether personal or real, and whether tangible or intangible, now owned or hereafter acquired, or sign or file, or permit any such Subsidiary to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any such Subsidiary as debtor, or sign, or permit any such Subsidiary to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any such Subsidiary to assign, any right to receive income, excluding, however, from the operation of the foregoing restrictions, Liens:

               (i) for taxes, assessments or governmental charges or levies on property of the Borrower or any such Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established;

               (ii) imposed by law, such as carrier's, warehouseman's and mechanic's liens and other similar Liens arising in the ordinary course of business;

               (iii) arising out of pledges or deposits under worker's compensation laws or similar legislation, arising in the ordinary course of business;

               (iv) constituting easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

               (v) arising in connection with Capital Leases and Synthetic Leases permitted by Section 5.02(c) and encumbering only the assets covered by such Capital Leases or Synthetic Leases; or

               (vi) constituting purchase money Liens on or in property acquired or held by the Borrower or any such Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition; provided that the Debt secured thereby does not exceed the purchase price thereof;


provided, however, the aggregate principal amount of the Debt secured by the Liens referred to in clauses (v) and (vi) shall not exceed $5,000,000 at any one time outstanding for the Borrower and its Subsidiaries, on a Consolidated basis,

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except

               (i) Debt under the Loan Documents;

               (ii) unsecured Intercompany Debt permitted by Section 5.02(f)(v); provided that such Debt (A) is subordinated in right of payment to the Debt of the Borrower under this Agreement and its Notes and (B) does not contravene any other contractual restriction binding on or affecting the indebted Person;

               (iii) Debt secured by any Lien permitted by Section 5.02(a)(v) or
          (vi);

               (iv) unsecured Debt incurred in the ordinary course of business for the deferred purchase price of property or services, maturing within one year from the date created;

               (v) Debt consisting of (A) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (B) guarantees of the obligations of the Borrower or any Subsidiary of the Borrower;

               (vi) Debt consisting of obligations as lessee permitted by
          Section 5.02(c);

               (vii) Debt consisting of reimbursement or other obligations with respect to letters of credit which do not support in any way Debt of a Person other than such Borrower or any of its Subsidiaries;

               (viii) unsecured Debt, evidenced by promissory notes or other instruments (including Commercial Paper), sold, issued or incurred by the Borrower from time to time after the date hereof ranking pari passu with or subordinated in right of payment to the Debt of the Borrower under this Agreement and its Notes (the "Additional Unsecured Debt" of the Borrower); provided that (A) all Unsecured Debt Documents shall have been delivered to the Agent and the Lenders, together with such other information relating to the sale, issuance or incurrence of the Additional Unsecured Debt as any Lender through the Agent shall have reasonably requested, at least 20 days prior to the sale, issuance or incurrence of such Additional Unsecured Debt, (B) such Unsecured Debt Documents shall be in form and substance and contain terms and provisions satisfactory to the Agent and the Majority Lenders (including, unless the Net Cash Proceeds of the sale, issuance or incurrence of such Additional Unsecured Debt have previously been applied to repay in full all amounts outstanding under this Agreement, the Notes and the other Loan Documents after termination of the Lenders' Commitments, terms and provisions providing for scheduled amortization of not more than 25% of the aggregate principal amount of such Additional Unsecured Debt prior to December 31, 2005), (C) the Borrower shall have entered into such amendments to this Agreement and the other Loan Documents as the Agent and the Lenders shall have reasonably requested as a condition precedent to their approval of the terms and conditions of the Additional Unsecured Debt, (D) 100% of the Net Cash Proceeds of the sale, issuance or incurrence of such Additional Unsecured Debt are used to prepay the A Advances in accordance with Section 2.10(b)(iii) and to reduce the respective Commitments of the Lenders pursuant to
          Section 2.05, (E) the representations and warranties contained in
          Section 4.01 and in each other Loan Document shall be true and correct on and as of the date of sale, issuance or incurrence of the Additional Unsecured Debt, before and after giving effect to such sale, issuance or incurrence, as though made on and as of such date and (F) no event shall have occurred and be continuing, or would result from the sale, issuance or incurrence of the Additional Unsecured Debt or any other action or transaction contemplated thereby, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; or

               (ix) any extension, refunding or renewal of any Debt permitted by clauses (i), (ii), (iv), and (vii) hereof, and any extension or renewal of any Debt permitted by clause (viii) hereof, not resulting in an increase in the principal amount then outstanding or change in any direct or contingent obligor thereof;


provided that the aggregate principal amount of Debt referred to in clauses
(iv), (v)(B), (vi) and (vii) shall not exceed $10,000,000 at any one time outstanding for the Borrower and its Subsidiaries, on a Consolidated basis.

          (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including, but not limited to, Capital Leases and Synthetic Leases) having a term of one year or more which would cause the aggregate, direct or contingent, liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations (under clause (i) and under clause
(ii) above taken together) payable in
any period of 12 consecutive calendar months to exceed $5,000,000.

          (d) Mergers, Etc. Merge or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit or cause any of its Subsidiaries to do so, except that (i) any of its Wholly-Owned Subsidiaries may merge or consolidate with or into, or dispose of assets to, or acquire assets of, any of its other Wholly-Owned Subsidiaries and (ii) any of its Subsidiaries may merge into, or dispose of assets to, the Borrower, provided in each case that, immediately prior to and after giving effect to such transaction, no event shall have occurred or be continuing which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would constitute an Event of Default and in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person.

          (e) Sales, Etc. of Assets. Sell, assign, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, assign, lease, transfer or otherwise dispose of, any of its assets (including any sale or discounting of receivables), including substantially all assets constituting the business of a division, branch or other unit operation, except:

               (i) for sales of assets (excluding receivables) for cash in the ordinary course of its business,

               (ii) for dispositions of obsolete equipment no longer needed in the conduct of the Borrower's or such Subsidiary's business for cash,

               (iii) in a transaction authorized by subsection (d) of this
          Section 5.02 or

               (iv) for sales of fixed assets for cash or in exchange (by way of trade or the like) for like operating assets; provided that: (A) the aggregate Asset EBIDT of all such assets so sold or exchanged by the Borrower and its Subsidiaries, on a Consolidated basis, during, and for, the Fiscal Period then most recently ended does not exceed 15% of EBIDT for such Fiscal Period; (B) the sum of the Asset EBIDT Percentages for all such assets so sold or exchanged by the Borrower and its Subsidiaries, on a Consolidated basis, during the period of five years ending on the date of the relevant sale or exchange does not exceed 25%; and (C) the Borrower shall have given the Agent at least 30 days' prior written notice with a copy to the Agent for delivery to each Lender of each such sale or exchange together with sufficient information with a copy to the Agent for delivery to each Lender to enable the Agent to determine the





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          respective Asset EBIDT of the assets involved in such sale or exchange. For purposes of this paragraph (iv):

               "Asset EBIDT" means, for any asset for any period, the net income (or loss) attributable to the operation of such asset for such period plus the sum of interest expense, depreciation and amortization expense and provision for income taxes to the extent deducted in computing such net income (or loss).

               "Asset EBIDT Percentage" means, for any asset sold or exchanged, the ratio (expressed as a percentage) of (1) the Asset EBIDT of such asset for the Fiscal Period ending on or most recently ended prior to the sale or exchange of such asset to (2) EBIDT for such Fiscal Period (determined, however, without giving effect to paragraph (ii) of the definition of EBIDT with respect to the assets so sold or exchanged).

          (f) Investments in Other Persons. On or after the date hereof make, or permit any of its Subsidiaries to make, any Investment in any Person (including its officers and employees) other than:

               (i) the acquisition by the Borrower or any of its Subsidiaries from any Person not an Affiliate of the Borrower or any of its Subsidiaries of (A) all or substantially all of the stock or assets of one or more cable television systems operating under a valid Franchise (or under other authority reasonably acceptable to the Majority Lenders) both before and after such acquisition or (B) capital stock representing at least a majority of the Voting Rights of one or more corporations which owns directly or through one or more other wholly owned corporations all or substantially all of such assets;

               (ii) the acquisition by the Borrower or any of its Subsidiaries from any Person not an Affiliate of such Borrower or any of its Subsidiaries of capital stock representing less than a majority of the Voting Rights of one or more corporations and capital contributions by the Borrower or any of its Subsidiaries to Minority Entities in which such Person has an ownership interest; provided that the aggregate cost (including cash paid, securities issued and obligations assumed) of all such acquisitions and contributions does not exceed $10,000,000; and provided further that, if any such target corporation is in the cable television business, such corporation owns directly or through one or more other wholly owned corporations all or substantially all of the assets of one or more cable television systems operating under a valid Franchise (or under other authority reasonably acceptable to the Majority Lenders);




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


               (iii) the acquisition by the Borrower or any of its Subsidiaries as a capital contribution to it of one or more Permitted Cable Systems for the purpose of curing a breach of the covenants contained in
          Section 5.01(h), (i) or (j), as permitted pursuant to Section 6.01(c);

               (iv) purchases by the Borrower or any Subsidiary of shares of, or capital contributions to, any Person which (A) is a direct, Wholly-Owned Subsidiary of such Person or (B) in connection with any acquisition described in clause (i) above, becomes a direct, Wholly-Owned Subsidiary of such Person;

               (v) advances by the Borrower to any Subsidiary, advances by any such Subsidiary to the Borrower and advances by any such Subsidiary to any other such Subsidiary;

               (vi) advances by the Borrower to the Venturers, Century/Texas or the Parent Companies in an aggregate amount not to exceed, for any Fiscal Quarter, the excess, if any, of (i) the amount permitted to be distributed by the Borrower to the Venturers pursuant to Section 5.02(g)(iii) for such Fiscal Quarter over (ii) (A) the aggregate amount of distributions actually made by the Borrower to the Venturers for such Fiscal Quarter pursuant to such Section 5.02(g)(iii);

               (vii) purchases of readily marketable direct obligations of the United States of America, certificates of deposit issued by any commercial bank of recognized standing operating in the United States of America with capital in excess of $100,000,000 and readily marketable and freely transferable short-term Commercial Paper rated "A-2" or better by Standard & Poor's, a division of McGraw-Hill, Inc., or "P-2" or better by Moody's Investors Service, Inc.;

               (viii) the Jones Acquisitions; and

               (ix) an Approved Acquisition;


provided in each case that, immediately prior to and after giving effect to any such Investments no event shall have occurred or be continuing which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would constitute an Event of Default (and, in the case of any Investment proposed to be made pursuant to clause (i) or (ii), the Borrower shall, not later than five Business Days prior to the consummation of such Investment, deliver to the Agent a certificate, in form and detail reasonably satisfactory to the Agent, demonstrating pro forma compliance with the covenants set forth in Sections 5.01(h), (i) and (j)). The Borrower shall promptly cause each Person that becomes a direct or indirect Subsidiary of the Borrower after the date hereof to become a guarantor under the Guarantee Agreement pursuant to an assumption agreement in the





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



form annexed to the Guarantee Agreement or otherwise pursuant to such documentation which is in form and substance satisfactory to the Agent.

          (g) Restricted Payments, Etc. Declare or make any distributions, purchase, redeem, retire, defease or otherwise acquire for value any of its joint venture interests or any warrants, rights or options to acquire such joint venture interests, now or hereafter outstanding, return any capital to its joint venturers as such, make any distribution of assets, joint venture units, warrants, rights, options, obligations or securities to its joint venturers as such, or issue or sell any joint venture units or any warrants, rights or options to acquire such joint venture units, or permit any of its Subsidiaries to do any of the foregoing with respect to its capital stock, except that, after the Termination Date upon compliance with all applicable requirements of law,
(i) any Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Borrower or to other Subsidiaries of the Borrower, (ii) the Borrower may declare and deliver distributions payable only in joint venture units of the Borrower, (iii) the Borrower may declare and make cash distributions to the Venturers in an amount not to exceed in the aggregate, for any Fiscal Quarter of the Borrower ending after the Termination Date, the Excess Cash Flow Surplus for the Borrower for such Fiscal Quarter less the aggregate amount of advances made by the Borrower to the Venturers, Century/Texas and the Parent Companies for such Fiscal Quarter pursuant to Section 5.02(f)(vi); provided that, immediately prior to and after giving effect to any such declaration or payment, no event shall have occurred or be continuing which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

          (h) Change in Nature of Business, Fiscal Year or Charter Amendment. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof or change, or permit any such Subsidiary to change, its fiscal year from the Fiscal Year or amend its joint venture agreement, or permit any such Subsidiary to amend its certificate of incorporation.

          (i) Transactions with Affiliates. Engage, or permit any of its Subsidiaries to engage, in any transaction with an Affiliate of such Subsidiary (other than another Subsidiary of the Borrower) on terms less favorable to the Borrower or such Subsidiary than would be obtainable at the time in comparable transactions of the Borrower or such Subsidiary with Persons not Affiliates; and without limiting the foregoing, the Borrower will not permit any of its Subsidiaries to pay dividends (to the extent otherwise permitted by Section 5.02(g)) except in compliance with applicable law, contract, and the charter and by-laws of such Subsidiary.





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



          (j) Termination of Franchise. Terminate, permit any of its Subsidiaries to terminate or authorize the termination by any other Person of any Franchise of the Borrower or any such Subsidiary if such termination (either alone or taken together with a termination of one or more other Franchises) is reasonably likely, in the reasonable opinion of the Majority Lenders, to have a Material Adverse Effect.

          (k) Restriction on Negative Pledges. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien of any nature upon any of its property or assets other than (i) in favor of the Agent and the Lenders or (ii) in connection with any Debt permitted by Section 5.02(b)(iii) to the extent such agreement is applicable only to the property on which a Lien is permitted under Section 5.02(a)(v) or (vi).

          (l) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

          (m) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt (including any of its Additional Unsecured Debt), other than (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Debt (including required repayments or redemptions of its Additional Unsecured Debt arising in connection with the Borrower's making of optional prepayments pursuant to Section 2.10(a) of this Agreement), provided that any such required prepayment or redemption does not require the Borrower to pay any "make-whole" or other premium in connection with such prepayment or redemption; and (iii) optional prepayments or redemptions of its Additional Unsecured Debt, provided that simultaneously with any such optional prepayment or redemption, the Borrower prepays the outstanding principal amount of the A Advances to the extent required by Section 2.10(b)(iv).

          (n) Amendments to Unsecured Debt Documents. Amend, modify or change, or agree to any amendment, modification or change, of any term or condition of any of its Unsecured Debt Documents, or give any consent, waiver or approval thereunder, which (i) increases the monetary obligations of the Borrower thereunder, (ii) accelerates any date fixed for any payment by the Borrower thereunder or (iii) otherwise materially impairs the value of the interest or rights of the Borrower thereunder (including, but not limited to, any amendment, modification or change which makes any covenant or event of default thereunder materially more restrictive as to the Borrower).





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

          (o) Issuance of Stock. Suffer or permit any of its Subsidiaries, directly or indirectly, to issue any stock of such Subsidiary, except (i) to the Borrower, (ii) to a Wholly-Owned Subsidiary of the Borrower, (iii) to qualified directors if and to the minimum extent required by applicable law, or (iv) as otherwise required by applicable law in the case of Foreign Subsidiaries of the Borrower; provided that such transaction complies with all other provisions of this Agreement.

          (p) Amendments to Management Agreement. Amend, modify, change or waive or agree to any amendment, modification, change or waiver of any material term or condition of the Management Agreement in any manner adverse to the interests of the Lenders or that would otherwise have a Material Adverse Effect.

          (q) Management Fees. Pay or obligate itself to pay any management or similar fee to any Affiliate of the Borrower or any other Person, or permit any of its Subsidiaries to do so, except that the Borrower may reimburse Century/Texas for certain of its expenses as provided in Section 5 of the Management Agreement.

          SECTION 5.03. Reporting Requirements. So long as any amount hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing, furnish to the Agent for distribution to the Lenders:

          (a) as soon as possible and in any event within five Business Days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken or proposes to take with respect thereto;

          (b) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and the related Consolidated and consolidating statements of operations, statements of retained earnings and statements of cash flows of such Persons for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Financial Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections 4.01(e) and 4.01(f), together with (i) a certificate of such Financial Officer dated the date of delivery of such statements stating that such Financial





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



Officer has no knowledge that an Event of Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken or proposes to take with respect thereto, and (ii) a certificate in the form of Exhibit F, appropriately completed, setting forth, with respect to the Fiscal Period ending on the last day of such quarter, a computation of each amount, including the ratios, described in Sections 5.01(h),
(i) and (j);

          (c) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries (including therein Consolidated and consolidating balance sheets of such Persons as a group in each case as at the end of such Fiscal Year and the related Consolidated and consolidating statements of operations, statements of retained earnings and statements of cash flows of such Persons for such Fiscal Year), duly certified by Deloitte & Touche or other independent certified public accountants of recognized standing reasonably acceptable to the Majority Lenders, together with a certificate of such accounting firm to the Agent stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof;

          (d) together with the financial statements delivered pursuant to subsection (c) above, a certificate in the form of Exhibit F, appropriately completed, of a Financial Officer of the Borrower setting forth for the Fiscal Year a computation of each amount, including the ratios, described in Sections 5.01(h), (i), and (j);

          (e) each certificate regarding the Rate Ratio, as required pursuant to
Section 2.07(c);

          (f) promptly after the commencement thereof, notice of all actions, suits and proceedings of the type described in Section 4.01(i) before any Governmental Person;

          (g) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any Subsidiary of the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, which the Borrower or any Subsidiary of the Borrower files with the Securities and





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



Exchange Commission or any governmental authority which may be substituted therefor, with any national securities exchange or with the FCC or any other governmental authority which has issued a Franchise to the Borrower or any Subsidiary of the Borrower;

          (h) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower and within 90 days of the end of each Fiscal Year of the Borrower a report updating the information regarding Subscribers to the cable television systems of the Borrower and its Subsidiaries previously furnished to the Lenders as at the end of such Fiscal Quarter, which report shall be included in the certificate in the form of Exhibit F to be delivered pursuant to Section 5.03(b) and Section 5.03(d);

          (i) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower or any Subsidiary of the Borrower files under ERISA with the PBGC or the U.S. Department of Labor or which the Borrower or any Subsidiary of the Borrower receives from such Governmental Person;

          (j) promptly after the receipt thereof, notice of any lapse, termination or relinquishment of any material Governmental Approval (including any Franchise) from the FCC held by the Borrower or any Subsidiary of the Borrower or any failure of the FCC to renew or extend any such Governmental Approval (including any Franchise) for the usual period thereof and of any complaint or other matter filed with or communicated to the FCC, of which the Borrower or any Subsidiary of the Borrower has knowledge and which could have a material adverse effect upon the renewal or extension of any Governmental Approval (including any Franchise) held by the Borrower or any Subsidiary of the Borrower;

          (k) within 15 days after any change occurs with respect to any information regarding any Subsidiary of the Borrower contained in the most recent schedule furnished under this Section 5.03(k) or, if no such schedule has been furnished, in Schedule 4.01(1), a schedule, in substantially the form of
Schedule 4.01(1), setting forth as of the date such schedule is furnished the information described in the first sentence of Section 4.01(1);

          (l) promptly upon the Borrower's obtaining knowledge thereof, notice of any issuance of a rating of any of the Borrower's long term Debt (including borrowings under this Agreement and the Unsecured Debt Documents) or a change in any such rating; and

          (m) such other information respecting the business or properties or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries, as the Agent or any Lender may from time to time reasonably request.




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                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay (i) any principal of any Note when the same becomes due and payable, or (ii) any interest on any Note or any fees payable under this Agreement within 2 Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made or deemed made by any Obligor in or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02 (other than Section 5.02(h) or (1)) or 5.03(a); or

               (ii) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, other than those listed in subsections (a) or (c)(i) above, if such failure shall remain unremedied for 30 days after the earlier of (A) written notice thereof shall have been given to the Borrower by the Agent or any Lender and (B) the Borrower's knowledge of such failure; provided that a breach by the Borrower of any or all of its financial covenants set forth in Sections 5.01(h),
          (i) or (j) may be cured (and thus shall be deemed not to have occurred) if, within five Business Days after the occurrence of such breach, the Borrower shall have received from the Venturers capital contributions in the form of cash or Permitted Cable Systems (whether or not in connection with the issuance by the Borrower to the Venturers of additional joint venture units) which, if such capital contributions had been received by the Borrower prior to the last day of the Fiscal Period with respect to which the Borrower has breached any such financial covenants, would have resulted in the Borrower's compliance with all such covenants whether or not so breached (deeming, for the purpose of this determination, any such cash capital contributions received from the Venturers to be an addition to the net income component of EBIDT of the Borrower and its Subsidiaries for such Fiscal Period); provided further, however, that the cure mechanism described in this subclause (c) shall not be available to the Borrower (x) more than three times during the term of this Agreement or (y) to cure the breach of any financial covenant occurring as of the last day of any Fiscal Period if such provision was availed of to cure any such breach of






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

          financial covenant occurring as of the last day of the immediately preceding Fiscal Period; or

          (d) The Venturers, Century/Texas or the Parent Companies shall fail to perform or observe (i) any term, covenant or agreement contained in Section 2 or 5 of any Negative Pledge Agreement or (ii) any other term, covenant or agreement contained in any Negative Pledge Agreement on its respective part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of (A) written notice thereof shall have been given to the Borrower by the Agent or any Lender and (B) the Borrower's, or any Venturer's or Century/Texas' or any Parent Company's, as applicable, knowledge of such failure; or

          (e) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (but excluding Debt evidenced by the Notes), or in the payment when due of any amount under any Hedging Agreement, of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or in such Hedging Agreement, and the aggregate amount of all such Debt and notional amount of obligations under Hedging Agreements with respect to which any such failure shall have occurred and be continuing shall equal or exceed $10,000,000; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt or under any such Hedging Agreement and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or, in the case of a Hedging Agreement, to permit the payments owing under such Hedging Agreement to be liquidated; or any such Debt or any such obligations under Hedging Agreements shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased, defeased or liquidated, or an offer to prepay, redeem, purchase, defease or liquidate such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) Any Affiliates of the Borrower (other than a Subsidiary of the Borrower and whether or not acting as debtor-in-possession in a case under the Federal Bankruptcy Code), or any party in interest in a case involving such Affiliate under the Federal Bankruptcy Code, shall assert or claim in connection with any case or proceeding under the Federal Bankruptcy Code or otherwise, or shall assert or claim in writing in any negotiation regarding any Debt or other obligation of any such Affiliate, that the assets and liabilities of the Borrower or any such Subsidiary should be consolidated substantively with the assets and liabilities of any such Affiliate or shall assert or claim that the Borrower is liable for any or all of such




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


Affiliate's liabilities; or

          (g) The Borrower, any Subsidiary of the Borrower, either Venturer or Century/Texas shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any such Subsidiary, either Venturer or Century/Texas seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted or consented to by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, any such Subsidiary, either Venturer or Century/Texas shall take any corporate or other action to authorize any of the actions set forth above in this subsection (g); or

          (h) Any material provision of any Loan Document shall for any reason cease to be binding on or enforceable against any Obligor party thereto, or any such Obligor shall so state in writing; or

          (i) Any "Event of Default" under and as defined in any Unsecured Debt Document shall have occurred and be continuing; or any other event shall have occurred under any Unsecured Debt Document if the effect of such event is to require any or all of the Additional Unsecured Debt of the Borrower to be prepaid (other than by a regularly scheduled or permitted prepayment) prior to the stated maturity thereof; or

          (j) Any judgment (including any arbitration award) or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) Leonard Tow, who is currently the Chief Executive Officer of the Parent Companies and Century/Texas, or his estate, and/or members of his immediate family (which include his grandchildren), and/or trusts wholly for their benefit, shall fail to own in the aggregate, beneficially and of record, stock







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of Century Communications entitled to cast a majority of the votes at a meeting of its shareholders with respect to election of a majority of its directors; or Century Communications shall fail to own 100% of the outstanding capital stock of Century/Texas; or Century/Texas shall fail to own 100% of the outstanding capital stock of Century Telecommunications; or Citizens Utilities shall fail to own 100% of the outstanding capital stock of Citizens Cable; or neither one of the Venturers shall own at least 50% of the outstanding joint venture interests in the Borrower; or

          (l) There shall occur in the reasonable judgment of the Majority Lenders any Material Adverse Change; or

          (m) Any ERISA Event shall have occurred with respect to a Plan and the sum of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clause (c) through (g) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $10,000,000; or

          (n) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability, exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum; or

          (o) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000; or

          (p) The grantor of any Franchise of the Borrower or any Subsidiary of the Borrower shall have revoked or terminated such Franchise or given notice of its intent to revoke or terminate such Franchise prior to the scheduled expiration of such Franchise or any Franchise shall expire without renewal, provided, however, that such a revocation, termination or expiration shall not constitute an Event of Default if (i) the revocation, termination or expiration is not reasonably likely to have a Material Adverse Effect, or (ii) in the instance of an expiration, an application for renewal or extension has been duly





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made by the Borrower or the Subsidiary concerned and is being diligently pursued by the Borrower or the concerned Subsidiary and the Borrower or the Subsidiary concerned is not prohibited by a final order of a court of competent jurisdiction from continuing to provide cable service during the pendency of such application and the Franchise has not been granted to another Person, or
(iii) in the instance of a revocation or termination, the Borrower or the Subsidiary concerned is not prohibited by final order of a court of competent jurisdiction from continuing to provide cable service, and the Franchise has not been granted to another Person; or

          (q) Century/Texas shall for any reason cease to manage the Borrower's or any of its Subsidiaries' cable television system operations pursuant to the Management Agreement, or either of Century/Texas or the Borrower shall default in the performance of any of its material obligations under the Management Agreement;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, in the case of the occurrence of an Event of Default referred to in subsection (g) of this Section 6.01 with respect to the Borrower, (A) the obligation of each Lender to make Advances to the Borrower shall automatically be terminated and (B) all of the Borrower's Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                THE LENDER AGENTS

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including enforcement or collection of the Notes), the Agent





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shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law.

          SECTION 7.02. Lender Agents' Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Lender
Agents: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document or for any financial projection or other information furnished by the Borrower before or after the execution of this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. The Lender Agents and their Affiliates. With respect to its Commitment and the Advances made by it and the Notes issued to it, each of the Lender Agents, in its capacity as a Lender hereunder, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Lender Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of the Lender Agents in their respective





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individual capacities. Each of the Lender Agents and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if such Lender Agent were not a Lender Agent and without any duty to account therefor to the Lenders.

          SECTION 7.04. Lender Credit Decision. (a) Each Lender acknowledges that it has, independently and without reliance upon any Lender Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Lender Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          (b) Without limiting the foregoing, each Lender acknowledges that none of the Lender Agents is responsible for the forecasts and projections received from time to time by such Lender whether or not such forecasts or projections were prepared by the Borrower, any other Loan Party, any of the Lender Agents or any other party or based on information provided by any such party. None of the Lender Agents makes any representation or warranty whatsoever as to the truth, accuracy or content of the information contained therein.

          SECTION 7.05. Indemnification by Lenders. The Lenders agree to indemnify each of the Lender Agents (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the A Notes then owing to each of them (or if no A Notes are at the time outstanding or if any A Notes are held by persons which are not Lenders ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Lender Agent in any way relating to or arising out of this Agreement or any action taken or omitted by any Lender Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Lender Agent's, gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse such Lender Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by much Lender Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or





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legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, or in connection with any refinancing or restructuring of the credit arrangements provided pursuant to the Loan Documents, including in the nature of a workout or of any insolvency or bankruptcy proceedings to the extent that such Lender Agent is not reimbursed for such expenses by the Borrower.

          SECTION 7.06. Successor Agent, Etc. (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent so long as all of the long-term public senior debt securities of such successor Agent are rated at least "BBB-" by Standard & Poor's, a division of McGraw-Hill, Inc., or "Baa3" by Moody's Investors Service, Inc. at the time of its acceptance of appointment as successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders', removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $50,000,000 and all of whose long-term public senior debt securities are rated at least "BBB-" by Standard & Poor's, a division of McGraw-Hill, Inc., or at least "Baa3" by Moody's Investors Service, Inc. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring, Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          (b) The Syndication Agent and any Co-Agent may resign at any time by giving written notice thereof to the other Lender Agents, the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the A Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be






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effective only in the specific instance and for the specific purpose for which given; provided, however, no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase or extend the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) amend the Guaranty Agreement (other than to join a Subsidiary of the Borrower as a party thereto as provided in Section 5.02(f)) or release any Subsidiary of the Borrower from its obligations under the Guarantee Agreement or (g) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note. No amendment or waiver of any provision of the B Notes nor consent to any departure by the Borrower therefrom shall in any event be effective after an Event of Default has occurred and is continuing or the Advances have been declared or have become due and payable in accordance with the last paragraph of
Section 6.01, unless the Majority Lenders shall otherwise consent in writing.

          SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at c/o Century Communications Corp., 50 Locust Avenue, New Canaan, Connecticut 06840,
Attention: Treasurer; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule I; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 1221 Avenue of the Americas, New York, New York 10020, Attention: Media & Communications; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when received by the addressee thereof.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.






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



          SECTION 8.04. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent and the Syndication Agent in connection with the syndication of the Commitments under this Agreement and the preparation, execution, delivery, administration (other than routine administrative expenses), modification, waiver and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses) of the Agent and each of the Lenders, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise and whether or not resulting in a settlement of any claim, proceeding or case) of, or legal advice in respect of rights and responsibilities under, this Agreement, the Notes and the other documents to be delivered hereunder or in connection with the refinancing or restructuring of the credit arrangements provided pursuant to the Loan Documents, including in the nature of a workout or insolvency or bankruptcy proceedings, including reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

          (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Rate Advance, as a result of a payment or Conversion pursuant to Section 2.08(f) or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of much demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Rate Advance. A certificate as to such amounts, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account





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of the Borrower or its Subsidiaries against any and all of the Obligations of the Borrower and such Subsidiaries now or hereafter existing under this Agreement, any Note held by such Lender and any other Loan Document, whether or not such Lender shall have made any demand under this Agreement or such Note or other Loan Documents and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, each Lender Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. Any attempted or purported assignment in contravention of the preceding sentence shall be null and void.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Borrower (following a demand by the Lender pursuant to Section 2.11(a) and 2.11(b)) upon at least five Business Days' notice to such Lender and the Agent, shall assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the A Note or A Notes held by it); provided, however, (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement other than any B Advance or B Note, (ii) except in the case of assignments to Affiliates or other Lenders, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower unless and until such Lender shall have received one or more payments from either the Borrower or one or more





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Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any A Note or A Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five days after the execution and delivery thereof to the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant to any Loan Document; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Lender Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Lender Agent to take such action as agent on its behalf and to exercise





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such powers under any Loan Document as are delegated to such Lender Agent by the terms hereof, together with such powers as are reasonably incidental thereto;
and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender.

          (c) The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the A Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Lender Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any A Note or A Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit H, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered A Note or A Notes a new A Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new A Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new A Note or A Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or A Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1.

          (e) Each Lender may assign to one or more banks or other entities any B Note or B Notes held by it.

          (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided, however, (i) such Lender's obligations under this Agreement (including its Commitment to the Borrower hereunder and the Advances owing to it and the Note or Notes held by it) shall remain unchanged, (ii) such Lender shall remain solely






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responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Agent and the other Lenders shall continue to deal, solely and directly with such Lender in connection with such Lender's rights and obligation under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Obligor therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any other Obligor furnished to such Lender by or on behalf of the Borrower or such Obligor; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or such Obligor received by it from such Lender.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08. Indemnification by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender Agent, each Lender and each of their respective Affiliates, and each of their respective officers, directors, employees, agents, advisors, representatives, and controlling persons (each, an "Indemnified Party," from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of counsel and reasonable allocated costs of in-house counsel) of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnified Party in connection with or arising out of, or in connection with the preparation of a defense of, (a) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower, or by any Subsidiary or Affiliate of the Borrower, of all or any portion of the stock or substantially all the assets of any Person or (b) any other investigation, litigation or proceeding involving the Borrower or any of its Affiliates, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its





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Affiliates or any of their directors, shareholders or creditors or an
Indemnified Party is otherwise a party thereto, except to the extent that such claim, damage, liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement is found in a final judgment by a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct of such Indemnified Party or such Indemnified Party's Affiliates, or
(ii) if such Indemnified Party is a Lender Agent, a Lender or any of their respective Affiliates, the gross negligence or willful misconduct of such Indemnified Party's officers, directors, employees, agent, advisors, representatives and controlling persons or (iii) if such Indemnified Party is an officer, director, employee, agent, advisor, representative or controlling person of another Indemnified Party, the gross negligence or willful misconduct of such other Indemnified Party.

          SECTION 8.09. Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Agent and the Lenders (each, a "Recipient") written information which is identified to the Recipient in writing when delivered as confidential (such information, other than any such information which (a) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (b) subsequently becomes publicly available other than through any act or omission by the Recipient or (c) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will treat confidentially any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with (x) directors, employees, auditors, accountants or counsel of such Recipient or its Affiliates and (y) current or prospective assignees of and participants in the Recipient's position herein, but in the case of prospective assignees of and participants in the Recipient's position herein, the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective assignee's or participant's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) pursuant to any order, regulation or ruling applicable to such Recipient or at the express direction of any other authorized Governmental Person, (iv) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Recipient or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere) or their successors, (v) otherwise as required by law, or (vi) in order to protect its interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (ii), (iii), (iv) or (v) above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable. The obligations of each Lender under this Section 8.09 shall supersede and replace the obligations of such Lender under any confidentiality agreement in respect of this financing signed and delivered or accepted by such Lender prior to the Effective Date.

          SECTION 8.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 8.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LENDER AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          SECTION 8.13. Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail return receipt requested (or any substantially similar form of mail), postage prepaid, to the Borrower at the address set forth in subsection 8.02 or at such other address of which the Agent shall have been notified pursuant thereto with a copy to Leavy Rosensweig & Hyman, 11 East 44th Street, New York, New York 10017, Attention David Z. Rosensweig, Esq.; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          SECTION 8.14. Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

          (b) none of the Lender Agents or the Lenders has any fiduciary relationship to the Borrower, and the relationship between the Lender Agents and the Lenders, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Borrower and the Lenders.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                       Borrower
                                       --------

                                       CITIZENS CENTURY CABLE TELEVISION
                                       VENTURE

                                       BY: CENTURY TELECOMMUNICATIONS
                                           VENTURE CORP., as a Venturer



                                           By:  Scott Schneider
                                           Title:  Chief Financial Officer


                                       BY: CITIZENS CABLE COMPANY, as a
                                           Venturer



                                           By:  Charles Weiss
                                           Title:  Secretary


                                       AGENT
                                       -----

                                       SOCIETE GENERALE, NEW YORK BRANCH,
                                       as Agent



                                       By:  Elaine Khalil
                                       Title:  Vice President


                                       SYNDICATION AGENT
                                       -----------------

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Syndication
                                       Agent



                                       By:  Shannon Ward
                                       Title:  Vice President

                                       CO-AGENTS
                                       ---------

                                       CORESTATES BANK, N.A., as Co-Agent



                                       By:  Edward L. Kittrell
                                       Title:  Vice President


                                       THE FIRST NATIONAL BANK OF BOSTON,
                                       as Co-Agent



                                       By:  Todd M. Dahlstrom
                                       Title:  Vice President


                                       LTCB TRUST COMPANY, as Co-Agent



                                       By:  Shuichi Tajima
                                       Title:  Senior Vice President


                                       PNC BANK, NATIONAL ASSOCIATION, as
                                       Co-Agent


                                       By:  Tom Partridge
                                       Title:  Assistant Vice President


                                       LENDERS
                                       -------

                                       SOCIETE GENERALE, NEW YORK BRANCH



                                       By:  Elaine Khalil
                                       Title:  Vice President

                                       BANK OF AMERICA ILLINOIS



                                       By:  Shannon Ward
                                       Title:  Vice President


                                       CORESTATES BANK, N.A.



                                       By:  Edward L. Kittrell
                                       Title:  Vice President


                                       THE FIRST NATIONAL BANK OF BOSTON



                                       By:  Todd M. Dahlstrom
                                       Title:  Vice President


                                       LTCB TRUST COMPANY



                                       By:  Shuichi Tajima
                                       Title:  Senior Vice President


                                       PNC BANK, NATIONAL ASSOCIATION



                                       By:  Tom Partridge
                                       Title:  Assistant Vice President


                                       BANK OF HAWAII



                                       By:  J. Bryan Scearce
                                       Title:  Vice President

                                       CIBC INC.



                                       By:  Susan Hanna
                                       Title:  Director


                                       FLEET NATIONAL BANK



                                       By:  Alexander G. Ivanov
                                       Title:  Assistant Vice President


                                       MELLON BANK, N.A.



                                       By:  John T. Kranefuss
                                       Title:  Assistant Vice President

                                   SCHEDULE I

                           Applicable Lending Offices

          U.S. $200,000,000 Credit Agreement dated as of April 15, 1997

================================================================================
NAME OF LENDER              DOMESTIC LENDING          EURODOLLAR LENDING
                             OFFICE                   OFFICE

--------------------------------------------------------------------------------
Societe Generale, New       1221 Avenue of the        1221 Avenue of the
York Branch                 Americas                  Americas
                            New York, NY 10020        New York, NY 10020
                            Attn: Elaine Khalil       Attn: Elaine Khalil
--------------------------------------------------------------------------------
Bank of America Illinois    1850 Gateway Blvd.        1850 Gateway Blvd.
                            Concord, CA 94520         Concord, CA 94520
                            Attn: Cynthia Weinthaler  Attn: Cynthia Weinthaler

--------------------------------------------------------------------------------
The First National Bank     Commercial Loan Services  Commercial Loan Services
of Boston                   100 Federal Street        100 Federal Street
                            MS 01-09-02               MS 01-09-02
                            Boston, MA 02110          Boston, MA 02110
                            Attn: Angie Karayiannis   Attn: Angie Karayiannis

--------------------------------------------------------------------------------
CoreStates Bank, N.A.       1339 Chestnut Street      1339 Chestnut Street
                            FC-1-8-11-28              FC-1-8-11-28
                            Philadelphia, PA 19101    Philadelphia, PA 19101
                            Attn: Mary Lockhart       Attn: Mary Lockhart

--------------------------------------------------------------------------------
LTCB Trust Company          165 Broadway              165 Broadway
                            48th Floor                48th Floor
                            New York, NY 10006        New York, NY 10006
                            Attn: Winston Brown       Attn: Winston Brown

--------------------------------------------------------------------------------
PNC Bank, National          1600 Market Street        1600 Market Street
Association                 Mail Stop F2-F070-21-1    Mail Stop F2-F070-21-1
                            Philadelphia, PA 19103    Philadelphia, PA 19103
                            Attn: Pat Marchisello     Attn: Pat Marchisello

--------------------------------------------------------------------------------
Bank of Hawaii              P.O. Box 2900             P.O. Box 2900
                            Honolulu, HI 96846        Honolulu, HI 96846
                            Attn: Donna Arakawa       Attn: Donna Arakawa

--------------------------------------------------------------------------------
CIBC Inc.                   2 Paces West              2 Paces West
                            2727 Paces Ferry Road,    2727 Paces Ferry Road,
                            Suite 1200                Suite 1200
                            Atlanta, GA 30338         Atlanta, GA 30338
                            Attn: Susan Hanna         Attn: Susan Hanna
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fleet National Bank         1 Federal Street          1 Federal Street
                            3rd Floor                 3rd Floor
                            MA-OF-0030                MA-OF-0030
                            Boston, MA 02110          Boston, MA 02110
                            Attn: Alexander Iumov     Attn: Alexander Iumov

--------------------------------------------------------------------------------
Mellon Bank, N.A.           Rm 4440, 1 Mellon Bank    Rm 4440, 1 Mellon Bank
                            Center                    Center
                            500 Grant Street          500 Grant Street
                            Pittsburgh, PA            Pittsburgh, PA
                            15258-0001                15258-0001
                            Attn: Genie McCreary      Attn: Genie McCreary
================================================================================

                                  SCHEDULE II

                             Lenders and Commitments

          U.S. $200,000,000 Credit Agreement dated as of April 15, 1997

================================================================================
LENDER                                   COMMITMENT
--------------------------------------------------------------------------------
Societe Generale, New York Branch        $30,000,000

--------------------------------------------------------------------------------
Bank of America Illinois                 $30,000,000

--------------------------------------------------------------------------------
The First National Bank of Boston        $20,000,000

--------------------------------------------------------------------------------
CoreStates Bank, N.A.                    $20,000,000

--------------------------------------------------------------------------------
LTCB Trust Company                       $20,000,000

--------------------------------------------------------------------------------
PNC Bank, National Association           $20,000,000

--------------------------------------------------------------------------------
Bank of Hawaii                           $15,000,000

--------------------------------------------------------------------------------
CIBC Inc.                                $15,000,000

--------------------------------------------------------------------------------
Fleet National Bank                      $15,000,000

--------------------------------------------------------------------------------
Mellon Bank, N.A.                        $15,000,000

--------------------------------------------------------------------------------
TOTAL                                    $200,000,000

===============================================================================

                                SCHEDULE 4.01(l)

                            Subsidiaries
                            ------------

                                SCHEDULE 4.01(m)

                                   Franchises
                                   ----------

                                SCHEDULE 4.01(r)

                                 Debt and Leases
                                 ---------------

                                SCHEDULE 4.01(w)

                                   Subscribers
                                   -----------

                                SCHEDULE 6.01(c)

                             Permitted Cable Systems
                             -----------------------